Exhibit 10.39

LEASE AND OPERATING AGREEMENT

BETWEEN

CONNECTICUT AIRPORT AUTHORITY

AND

BDL HANGARS LLC

A SPECIALIZED AVIATION SERVICE OPERATOR

AT

BRADLEY INTERNATIONAL AIRPORT

WINDSOR LOCKS, CONNECTICUT

ii

[Note to draft: TOC will need to be updated once document is finalized.]

iii

LEASE AND OPERATING AGREEMENT

BETWEEN

CONNECTICUT AIRPORT AUTHORITY

AND

BDL HANGARS LLC

BRADLEY INTERNATIONAL AIRPORT

WINDSOR LOCKS, CONNECTICUT

FILE NO. AERO [TO BE FILLED IN BY CAA]

THIS AGREEMENT, concluded at Windsor Locks, Connecticut, this ____ day of ______________, 2023, by and between the Connecticut Airport Authority, constituting a public instrumentality and political subdivision of the State of Connecticut, having a principal place of business at Bradley International Airport, Terminal A, Third Floor, Windsor Locks, Connecticut 06096 (CAA), and BDL Hangars LLC a Delaware Limited Liability Company having a principal place of business at 136 Tower Rd., Suite 205, White Plains, NY 10604 (Second Party).

WITNESSETH:         THAT

WHEREAS, the CAA is the owner of certain land, buildings, and improvements thereon, known as Bradley International Airport, located in the Towns of East Granby, Suffield, Windsor, and Windsor Locks, County of Hartford and the State of Connecticut (Airport);

WHEREAS, the CAA grants to the Second Party the right to conduct certain commercial activities as a Specialized Aviation Services Operator (SASO) at the Airport, after having been selected through a Request for Information process to provide these services; and

WHEREAS, the Second Party desires to conduct certain commercial activities as a SASO at the Airport.

NOW, THEREFORE, the parties mutually agree:

That the CAA hereby grants to the Second Party and the Second Party accepts from the CAA the lease and delivery of certain land, facilities, and appurtenances thereto, if any, together with certain rights, services, licenses, and privileges at the Airport, subject at all times to all of the terms, obligations, restrictions, conditions, specifications, and covenants hereinafter contained either by attachment hereto or by reference thereto.

ARTICLE I – DEFINITIONS

A.	“Aircraft” shall mean new or used aircraft of every kind including seaplanes and/or rotary wing craft, and including accessories and equipment installed therein at the time of sale or delivery.

B.

“Aircraft Products” shall mean aircraft parts, accessories, and supplies (including navigational and other electronic aviation devices and/or controls, radio equipment, and instruments) and other products used in aviation, aircraft, or the operation, servicing, and maintenance of aircraft.

C.	“Airfield Area” shall mean those portions of the Airport, and related facilities, exclusive of hangars, hangar ramps, aprons, and buildings.

D.	“Airport” shall mean:

(1)

any and all of the following directly related to Bradley International Airport: lands or water areas, rights or interest in land, rights-of-way, and approaches; navigation and landing aids and other air navigation facilities; facilities for storage of aircraft; passenger terminal building, hangars, control tower, administration offices, and other buildings and facilities; runways, taxiways, pads, aprons, and other paved areas; access roads; garages, parking lots, and other parking structures; furnishings, equipment, and apparatus; all other structures; facilities and improvements directly necessary and convenient to the development and maintenance of the Airport for the promotion and accommodation of air travel, commerce, and navigation; and all other property (real, personal, mixed, or otherwise), now or hereafter constructed or acquired, of, or directly belonging or pertaining to the Airport; and

(2)	all other additions, expansions, and improvements of or directly belonging or pertaining to Bradley International Airport hereafter acquired or constructed.

E.

“Beneficial Occupancy” shall mean a building or wholly integrated portion thereof has been completed in accordance with the approved plans and specifications and is deemed available for occupancy by issuance of a Temporary Certificate of Occupancy or permanent Certificate of Occupancy, whichever shall have occurred first, by the State Building Official and State Fire Marshal’s Office along with approval from the CAA, except for final punch-list items.

F.

“Claim” means all actions, suits, claims, demands, investigations, and proceedings of any kind, open, pending, or threatened, whether mature, unmatured, contingent, known, or unknown, at law or in equity, in any form.

G.	“Commencement Date” shall mean the date Beneficial Occupancy is acquired by the Second Party for all facilities developed on the Leased Premises.

H.

“Concessionaire” shall mean a person, firm, partnership, or other entity which has an agreement with any operator including the Second Party, operating under a written agreement with the CAA, for the performance of any of the mandatory or optional services required or permitted to be performed by such operator under its agreement with the CAA.

I.

“Contractor”, except as otherwise specifically noted herein, means and includes all of the Second Party’s contractors, subcontractors, suppliers, and consultants, that are engaged, or are allowed, to perform any work or supply materials, under or in connection with or any construction, repair, maintenance, or restoration work to the structures or infrastructure at the Leased Premises. By way of clarification, the term “Contractors” shall include the Second Party’s design and engineering consultants and individuals or entities that are engaged, or are allowed, to perform any work or give advice, or supply any materials, under or in connection with the Second Party’s construction, maintenance, repair, or restoration rights or obligations under this Agreement, but shall not include Subtenants (or the client thereof) and/or Concessionaires and/or vendors of ordinary services (e.g., related to office or Aircraft functions or legal or accounting services) provided to the businesses operating at the Leased Premises (as opposed to materials and services provided in connection with the Second Party’s construction, maintenance, repair, and restoration obligations as to the Leased Premises as required under this Agreement).

J.	“Effective Date” shall mean the date the Agreement is fully executed by all parties.

K.

“Environmental Laws” shall mean and include any federal, state, or local statute, law, ordinance, code rule, regulation, order, or decree regulating or relating to the protection of human health or the environment, or imposing liability or standards of conduct concerning any hazardous, toxic, or waste substance, element, compound, mixture, or material, as now or at any time hereafter in effect, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. SS 9601, et seq., the Federal Oil Pollution Act of 1990, 33 U.S.C. SS 2701, et seq., the Federal Toxic Substances Control Act, 15 U.S.C. SS 2601, et seq., the Federal Resource and Recovery Act, as amended, 42 U.S.C. SS 6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. SS 1801 et seq., the Federal Clean Air Act, 33 U.S.C. SS 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq., the River and harbors Act of 1899, 33 U.S.C. SS 401 et seq., and all rules and regulations of the United States Environmental Protection Agency, or any other state, local, or federal agency or entity having jurisdiction over environmental or health and safety matters, as such may have been amended.

L.

“Federal Aviation Administration” or “FAA” shall mean the United States Federal Aviation Administration, created pursuant to the Federal Aviation Act of 1958, as amended, any successor agency, and agency having similar jurisdiction from time to time over the Second Party or its business.

M.

“Gross Non-Aviation Subtenant Rent” shall mean all rentals, receipts, and other consideration, whether in cash or otherwise, assessed by (or otherwise due to) the Second Party against or from all non-aviation tenants for the possession, use, and/or occupancy of any facility located on the Leased Premises.

N.

“Gross Aviation Subtenant Rent” shall mean all rentals, receipts, and other consideration, whether in cash or otherwise, assessed by (or otherwise due to) the Second Party against or from all aviation and or hangar tenants for the possession, use, and/or occupancy of any facility located on the Leased Premises

O.	“Ground Rental Rate” is defined in Article X, Section B.

P.	“Hazardous Substance” shall mean any and all materials, chemicals, or other substances that are hazardous or non-toxic or otherwise regulated or controlled pursuant to any of the Environmental Laws.

Q.

“Improved Site Rate” shall mean the dollar amount equal to the fair market value of the land within the Leased Premises plus the value of all leasehold improvements made by the Second Party to customize the Leased Premises to satisfy the particular needs of the Second Party. Such leasehold improvements may include but are not limited to buildings, hangars, fuel farms, parking lots, aprons, landscaping, and taxiways. Improved Site Rent does not include the rents Tenant charges Subtenants.

R.	“Landing Fees” shall mean the fees imposed by the CAA with respect to use of the Airfield Area, as provided and referred to in Article X, Section D.

S.	“Leased Premises” shall mean all of the land leased hereunder as depicted in Exhibit A, and also including any structure(s) now or later erected or constructed thereon.

T.

“Maintenance” shall mean the maintenance of and repairs to aircraft engines and/or airframes, performed by personnel holding a rating and a certification by the FAA appropriate to the work being performed. Maintenance shall include the selling and installing of aircraft products defined herein.

U.	“Minimum Standards” shall mean the Minimum Standards for the Bradley International Airport, dated June 16, 2011, as the same may be amended from time to time.

T.

“Records” means all working papers and such other information and materials as may have been accumulated by the Second Party in performing the obligations under this Agreement, including but not limited to, documents, data, plans, books, computations, drawings, specifications, notes, reports, records, estimates, summaries, memoranda, and correspondence, kept or stored in any form.

U.

“Specialized Aviation Service Operator (SASO)” shall mean any person, firm, partnership, limited liability company, corporation or other business entity operating subject to an agreement with the CAA whereunder such person, firm, partnership, limited liability company, corporation or other business entity provides and offers those services and/or facilities hereafter described in Article VII, and uses the Airport as a base or terminal for the commercial operations expressly permitted by such agreement, but is not a full-service Fixed-Base Operator. Said services shall comply with the CAA Minimum Standards for Specialized Aviation Service Operators.

V.

“Subtenant” shall mean a person, firm, partnership, limited liability company, corporation, or other business entity with a written rental agreement with the Second Party, whether aviation or non-aviation in nature, for a period of no less than six (6) months.

W.	“Term” is defined in Article V.

X.	“Transient Aircraft” is defined in Article X, Section D.

ARTICLE II – RIGHTS GRANTED TO THE SECOND PARTY

The CAA does hereby grant to the Second Party the right to conduct business as a Specialized Aviation Service Operator (SASO) at the Airport, limited to those services granted in Article VII hereafter, together with all the ancillary rights required for the performance of the services allowed hereunder and the fulfillment of its obligations and responsibilities of a SASO, all subject, during the Term, to all of the terms, obligations, restrictions, conditions, specifications, and covenants contained in this Agreement. Such ancillary rights shall include, but not be limited to, the following:

A.

The right to use, in common with others, all public areas and facilities of the Airport, including with limitation, the runways, landing areas, taxiways, ramps, roadways, parking areas, runway lights, signals, and other operating aids.

B.

The right of ingress to and egress from the Leased Premises to the public areas of the Airport, and through the public roads leading to the Airport, such right to extend to the Second Party, customers, employees, business invitees, and guests of the Second Party.

C.

The right to acquire, install (once design plans have been approved by the CAA), operate, and maintain on the Leased Premises the improvements, facilities, equipment, and supplies required or appropriate for the performance of a SASO permitted or required by the terms of this Agreement.

D.

The right to sublease portions of the Leased Premises, subject to prior written approval by the CAA, which approval shall not be unreasonably conditioned, withheld or decision delayed, in the manner hereinafter specified concerning Official Notice, limited however by the provisions contained in Article VIII.

E.

The right to connect, at the Second Party’s expense, to available common utilities and to obtain such rights as may be required for pipe water, sewer, power, gas, telephone, communications, and any other utility lines or facilities required for the performance of a SASO permitted or required by this Agreement. If such utilities are not reasonably available, then the Second Party shall, at its own expense, provide appropriate common utilities for the intended use. Furthermore, the Second Party will obtain all necessary rights and permits to accomplish the above.

All repairs and maintenance to and from and including the connection point of any CAA-owned utility line shall be the Second Party’s responsibility. The Second Party must install, at their own expense, suitable metering approved by the utility companies for service.

F.

The right, at the Second Party’s own expense, to erect signs on the Leased Premises and on lands owned by the CAA adjacent to roadways leading to the Leased Premises and to the Airport, when the Second Party receives prior written approval from the CAA, which approval shall not be unreasonably conditioned, withheld nor decision delayed.

G.

The right to receive, store, and use on the Leased Premises, fuel and lubricants solely for the sale to Subtenants. All arrangements, agreements, or contracts and plans and specifications for construction or installation of facilities and/or equipment concerning the delivery, storage, and use of fuel and lubricants shall be subject to prior written approval by the CAA, which approval shall not be unreasonably conditioned, withheld nor decision delayed.

H.

The right to engage a third party to sell or dispense aircraft fuel and lubricants to Subtenants and have the option to sell or dispense fuel and lubricants to Subtenants directly. This Agreement does not grant those rights traditionally associated with a Fixed-Base Operator agreement, specifically the right to sell or dispense aircraft fuel and lubricants to transient Aircraft(s).

I.

The right to park motor vehicles on the Leased Premises, provided the parking area(s) is/are utilized exclusively by the Second Party, its employees, guests, and/or business invitees and the employees, customers, and/or invitees of any Subtenants and/or Concessionaire of the Second Party.

ARTICLE III – RIGHTS RESERVED TO THE CAA

A.

The CAA hereby reserves to itself, its successors, and assigns the right of flight for the passage of Aircraft in the airspace above the surface of the Leased Premises, together with the right to cause in said airspace such noise as may be inherent in the operation of Aircraft.

B.

The CAA reserves the right to take any action it considers necessary to protect the aerial and ground approaches of the Airport against damage and/or obstruction, together with the right to prevent the Second Party from erecting, or permitting to be erected, any building(s) or other structure(s) on the Airport, which in the opinion of the CAA would limit the usefulness of the Airport or constitute a hazard to ground vehicles or Aircraft.

C.	The CAA reserves the right to develop or improve the Airport as it sees fit but will give due notification to and consideration to the Second Party in performing these improvements.

D.

The CAA reserves the right to inspect the Leased Premises at any time, and to repair, maintain, improve, or reconstruct the Leased Premises and/or its appurtenances. The CAA shall notify the Second Party of its intention, by Official Notice, if possible, stating the time when such work is to be performed and providing a minimum of forty-eight (48) hours’ notice. However, if an emergency arises, then a telephone call from the CAA shall suffice. The Second Party agrees that upon being notified by the CAA, the Second Party shall take steps as necessary to have its SASO operation closed temporarily, if necessary. The CAA will take all reasonable and necessary steps to minimize the impact of any such repairs or maintenance on the Second Party or its operations, including making reasonable effort to find accommodations that allow for continued revenue operations.

E.	The CAA reserves the right to review, examine, and/or audit the records of the Second Party as the records relate to the payments due the CAA under this Agreement.

F.

The CAA reserves the right to adjust its standard Landing Fee rate schedule with sufficient notice to the Second Party, which rates shall be applied in an equitable manner for all those operating under similar agreements with the CAA.

G.	Nothing contained in this Agreement shall be construed to indicate that the Second Party has any exclusive rights at the Airport beyond the exclusive rights to occupy and use the Leased Premises.

ARTICLE IV – LEASED PREMISES

The CAA hereby leases and delivers to the Second Party and the Second Party hereby leases and accepts from the CAA, for and during the Term, subject at all times to all of the terms, obligations, restrictions, conditions, specifications, and covenants herein contained, and only as an integral component of the SASO operation by the Second Party at the Airport under this Agreement, a certain parcel of land, known as Parcel 5A, including structures and improvements thereon, or structures and improvements to be constructed thereon containing Three Hundred Forty-Eight Thousand square feet (348,000) at the Airport, as depicted on Exhibit A (exact parcel size to be determined).

The Second Party understands it shall not have nor acquire any exclusive rights at the Airport pursuant to this Agreement with the exception of the use and occupancy of its Leased Premises herein described.

ARTICLE V – TERM

A.

The term of the Agreement begins on the Effective Date and ends thirty (30) years after the date of Beneficial Occupancy or November 30, 2056, whichever is earlier (Term), with the Second Party having the right to extend this Agreement for two (2) additional ten (10) year period(s) on mutually acceptable terms and conditions negotiated by the parties including agreement on the fixed rent as established in Article X, provided that this Agreement has not been terminated, as provided herein, prior to the herein-stated expiration date and the Second Party is not in default beyond any applicable period to cure. The parties agree that if they choose to enter an extension period on mutually acceptable terms and conditions, then the intention of the parties is to extend the Agreement on substantially the same terms and conditions as are applicable during the base term, with the exception of the fixed rent due to the CAA, which shall convert from a Ground Rental Rate to an Improved Site Rate pursuant to Article X upon entering an extension period The Second Party must exercise its right to extend, in writing, no sooner than twelve (12) months nor later than nine (9) months prior to the commencement of the extension period.

B.

If the Second Party exercises its option(s) to extend for the additional ten (10) year period(s), then all terms and conditions of this Agreement would be subject to renegotiations for the extension period(s) on substantially the same terms as this Agreement and agreement on the fixed rent as established as set forth in Article X.

C.

In the event that the Second Party does not desire to exercise its option(s) to renew as granted herein, the CAA reserves the right upon thirty (30) days written notice to the Second Party, to extend this Agreement under the existing terms and conditions for a period not to exceed one hundred twenty (120) days.

ARTICLE VI – CONSTRUCTION AND IMPROVEMENTS BY THE SECOND PARTY

A.	The Second Party commits to invest a minimum of Thirty Million Dollars ($30,000,000.00) to design and construct:

1.	Five (5) private hangars to include lounge and office space totaling an estimated ninety-two thousand (92,000) square feet.

2.	A taxi lane providing airside access via Taxiway ‘W’.

3.	Vehicular access north of the campus via Perimeter Road.

4.	A fuel farm containing up to three (3) twenty thousand (20,000) gallon above-ground tanks.

5.	Aircraft apron space dedicated to aircraft operations on a managed ramp totaling an estimated one hundred sixty-two thousand (162,000) square feet.

6.	Vehicle access, drive, and an estimated one hundred twenty-one (121) parking spaces to support Subtenant arrivals and departures totaling an estimated fifty-five thousand (55,000) square feet.

7.	Administration and ground support equipment (GSE) facilities totaling an estimated two thousand one hundred (2,100) square feet.

B.	The Second Party shall, within one hundred twenty (120) days after the Effective Date, submit to the CAA a complete set of financing plans which at a minimum shall include the following:

1.

Second Party confirmation that project financing has been secured, details of the project financing, and/or confirmation that financing has been arranged internally in an amount sufficient to support the entire investment.

2.

If external financing is to be used to fund a portion or all of the construction and improvements, then a letter from all Second Party’s financing partners confirming that all financing partners’ due diligence has been completed and a firm financing agreement providing the necessary funds for construction has been executed and secured.

3.	Second Party confirmation that all internal approvals have been obtained for project financing.

4.	A plan of finance signed by the Second Party's Chief Financial Officer detailing use of on-balance sheet sources if financing has been arranged internally to support any of the required investment.

C.

The Second Party shall, within four hundred and twenty (420) days of the Effective Date, but no later than January 24, 2025, submit to the CAA a complete set of design plans and specifications pertaining to the design and construction of hangars, taxiways, vehicular access, fuel farm, ramps, vehicle parking, and administrative and GSE facilities as more specifically described in Article VI, Section A. All final design plans and specifications for new construction, renovations, and improvements shall be subject to the review and written approval of the CAA Office of Planning, Engineering and Environmental, its successors or assigns, before the Second Party may start any corresponding construction. A building permit shall be secured by the Second Party from the CAA. The Second Party shall process its request for any such permit through the Office of Planning, Engineering and Environmental or its successor or assign. Final approval and notice to proceed must be issued to the Second Party by the Office of Planning, Engineering and Environmental or its successor or assign before any construction-related activities may begin. Final development, design, and construction plans for all new construction, renovations, and improvements, shall be sealed and certified, as appropriate, by a State of Connecticut licensed architect for building structures and also by a Connecticut licensed professional engineer for all structures, roads, and utilities. All persons providing such certifications shall have recognized standing in the State of Connecticut and shall be appropriately registered in the State of Connecticut. Any delays deemed reasonable by the CAA shall serve to extend the aforementioned one hundred fifty (150) day period at the CAA’s option.

D.

Within sixty (60) days after receipt of said plans and specifications from the Second Party for threshold buildings, as defined in § 1.06.1.5 of the 2003 International Building Code as adopted by reference into the State Building Code, Reg. Conn. State Agencies § 29-252-1d, and thirty (30) days after receipt of said plans and specifications from the Second Party for non-threshold buildings, the CAA shall inform the Second Party of modifications it requires, if any, to the plans and specifications in order to secure the CAA’s approval thereof.

E.

The Second Party shall within seven hundred and thirty (730) days of the Effective Date but no later than November 30, 2025, commence construction. Commencement of construction shall be evidenced by having an official building permit in hand with Notice to Proceed, and beginning actual demolition or excavation for the project, and continuing on a daily or regular basis until completion. The Second Party’s failure to commence construction by November 30, 2025, shall be deemed as an event which constitutes default by the Second Party under this Agreement or for which this Agreement may be terminated.

F.

The Second Party shall complete construction of all facilities as outlined in Article VI, Section A, within one thousand and ninety-five (1,095) days of the Effective Date but no later than November 30, 2026. Construction completion shall be evidenced by the Second Party’s receipt of a Certificate of Occupancy for all facilities outlined in Article VI, Section A. The Second Party’s failure to obtain a Certificate of Occupancy by November 30, 2026, shall be deemed as an event which constitutes default by the Second Party under this Agreement or for which this Agreement may be terminated.

G.

To the extent that there are delays in permitting beyond the control of the Second Party, and the Second Party provides documentation to the CAA of such delays, and the CAA agrees that the delays are beyond the Second Party’s control, the deadlines set forth in Sections E and F of this Article will be adjusted accordingly.

H.	The Second Party shall construct and/or perform all projects, renovations, and improvements in accordance with the following:

1.

The exterior of the building (or buildings, as applicable) shall be constructed of metal, with or without stone facing. The surface shall not interfere with any FAA Navaids. The Second Party must comply with all FAA requirements regarding construction, including, if applicable as determined by the Second Party, submission by the Second Party of FAA Form 7460-1. Exterior color(s) shall be approved by the CAA which approval shall not be unreasonably conditioned, delayed or withheld. Interior walls shall be constructed in accordance with all applicable building and fire safety codes.

2.

Any materials/fill brought onto the Leased Premise shall be “clean fill” as described in the Regulations of Connecticut State Agencies § 22a-209-1. The CAA reserves the right to request laboratory test results for compliance with state regulations.

I.

The Office of Planning, Engineering and Environmental’s involvement on any other proposed construction, renovations, or improvements (individually and collectively, “Development”) at any or on any of the Leased Premises shall not be construed as approval in lieu of any other regulatory or other legal requirements. Furthermore, the CAA shall not be liable for its conduct in connection with any review and/or approval process and the Second Party shall save the CAA harmless from any consequences arising from actions of the Second Party undertaken in connection with this Agreement and any and all construction, renovations, and other improvements. The layout, design, and construction of airside pavement shall be coordinated with the CAA. FAA approval of all aspects of the design and construction on the Leased Premises shall be the Second Party’s responsibility. The Second Party shall have the sole responsibility to obtain, execute, and comply with any and all Environmental Laws and other permits and regulations which may apply to the proposed development. Also, the Second Party shall have the sole responsibility for procurement of any rights or easements both on and off Airport property if required. The CAA, as the landlord hereunder, shall reasonably cooperate with the Second Party in complying with and obtaining any such permits and regulations and procuring any such rights or easements, at the expense of the Second Party.

J.

During the construction and/or improvement of any component of any construction, renovations, and other improvements, the Second Party shall submit progress reports (at least on a monthly basis) to the CAA bearing the signature of a Connecticut registered professional engineer attesting to the compliance of the work in progress to all applicable requirements and construction plans.

K.

At the conclusion of all construction, renovations, or improvements, and before any occupancy, the Second Party shall submit to the CAA appropriate certification by a Connecticut licensed engineer, appropriate to the classification of the work, certifying that all work has been completed in accordance with the plans and all applicable laws, regulations, and codes.

L.

The CAA reserves the right, at its discretion, to take possession of any soil material at the existing site that may be surplus to any construction, renovations, and/or improvements. The Second Party shall notify the CAA of the availability of any such soil. Any material claimed by the CAA shall be delivered by the Second Party to the area within the boundaries of the Airport designated by the CAA in a mutually agreed-upon fashion. Should the CAA not designate such an area within five (5) business days of notice by the Second Party, the Second Party shall be relieved of any obligation to deliver the material as directed by the CAA and may otherwise dispose of it. The Second Party must remove and properly dispose of any and all existing materials not claimed by the CAA. No material that is not claimed by the CAA shall be disposed of at any location at the Airport unless specifically approved in writing by the CAA’s designated representative. The intent of this Section is for the purpose of salvaging suitable soils for other uses at the Airport.

M.

The Second Party agrees that no construction, which modifies or alters the improvements either as proposed or as built and which were consented to by the CAA, shall be undertaken until written approval of such modification or alteration is received from the CAA, which approval shall not be unreasonably withheld or decision delayed.

N.

The Second Party shall bear the entire cost and expense of the facilities to be constructed, renovated, and/or otherwise improved on the Leased Premises by the Second Party hereunder, which shall include all utility connections and any current or future metering that may be required and shall bear all the risks of loss of and/or damage to any materials and/or partially completed facilities prior to the date of approval and acceptance by the CAA. The CAA shall indicate its approval of the facilities having been fully completed by the Second Party in accordance with the approved final construction plans and specifications, by issuance of a letter of acceptance from the Office of Planning, Engineering and Environmental (or its successor or assign) to the Second Party, which approval shall not be unreasonably conditioned, withheld, or delayed and which letter, or a written notice of any deficiencies asserted by the CAA, shall be provided within thirty (30) days of the Second Party’s request for such letter of acceptance.

O.

The Second Party shall provide and maintain or cause to be provided and maintained, at its own expense, all required fire alarm and control systems and all required utility systems (including metering devices) such as water, sewer, electricity, gas, and telephone within the Leased Premises. The Second Party shall have the right to connect to all common utilities and to obtain such rights as may be required for water, sewer, power, telephone, and any utility lines or facilities for the performance of the terms, conditions, and covenants herein contained; and the Second Party shall pay the costs of all utilities in accordance with the amount of use and/or consumption. No common sewer shall be used for the disposal of industrial waste and the Second Party shall not discharge waste material that exceeds the limits or character permitted at the time. The Second Party shall comply with all applicable Environmental Laws throughout the entire Term. The Second Party’s obligations as aforesaid shall include submission of all permit applications and forms to the CAA, but the Second Party shall have no obligation for remediation, testing, monitoring, or reporting on any contamination at the Leased Premises that constitutes a violation of Environmental Laws (a) that predates Second Party’s use or occupancy thereof, or (b) that results solely from the actions or inactions of the CAA or its agents; provided that nothing herein relieves the Second Party of such obligation for any activity at the Airport conducted by or on behalf of the Second Party in contemplation of this Agreement.

P.

The CAA reserves the right, at its own expense, to perform construction inspections at times appropriate to the construction process, for the purpose of assuring conformity to approved plans and specifications, and as requested by or as reasonably necessary for the Second Party to meet its obligations under this Agreement.

Q.

The Second Party, after having received prior written approval of the final construction plans and specifications for any construction, renovations, and/or improvements of any facilities to be constructed or installed, and having furnished the surety bonds and all required construction bonds and insurances hereinafter specified, shall commence construction of such facilities in accordance with said plans and specifications and, without delay, shall diligently proceed to complete the construction and/or installations within the respective specified period of time, subject, however, to delays due to failures of the CAA, as the landlord hereunder, to perform inspections or provide approvals or objections within the time periods provided herein therefore, in which event the time for performance shall be extended by such period of delay, unless the event causing such delay is attributable to any failure by the Second Party to perform any of its obligations under this Agreement.

R.

Title to all materials purchased for construction and/or improvements and installation upon the Leased Premises under this Agreement shall vest in the CAA simultaneously with passage of title from the vendors thereof and the Second Party shall have no property rights therein or in the completed facilities except for its right to occupy and use the Leased Premises, and, as permitted and limited under the terms of this Agreement, the non-exclusive right to use associated ramps, parking areas, and other areas of the Airport. The parties agree that all of the Leased Premises and all existing and proposed facilities, improvements, lighting, fences, protection devices, paved areas, and/or sidewalks constructed or installed by the Second Party shall become and remain the property of the CAA subject to the Second Party’s rights under this Agreement. At the expiration and/or cancellation of this Agreement or any extension hereof, the Second Party shall have the right to remove from the Leased Premises all personal property only. The Second Party shall repair any damage to the Leased Premises resulting from such removal and restore the Leased Premises to the same physical condition existing immediately before the removal, at no expense to the CAA. In the event the Second Party shall not fulfill this obligation within a reasonable time when requested by the CAA, the CAA shall at its option arrange to have the work done and shall bill the Second Party for all expenses incurred, plus a twenty percent (20%) administrative fee. The Second Party shall promptly pay when billed. Notwithstanding the fact that the CAA has title to the improvements constructed on, installed upon, or affixed to the Leased Premises by the Second Party, it is the express intent and agreement of the parties that the Second Party shall be allowed to claim any federal income tax credits, deductions, and benefits associated with such improvements, if any, and the CAA shall make no claim to such credits, deductions, or benefits. The CAA makes no representations that the Second Party shall be found by the Internal Revenue Service or other appropriate federal authority to be entitled to such credits, deductions, or benefits.

S.

The Second Party shall deliver to the CAA two (2) complete sets of as-built plans within sixty (60) days following completion of construction and installation of all facilities. Any surety, performance, or construction bond issued for the construction or installation of the facilities shall not be released until such as-built drawings are received by the CAA.

T.

The design, construction, and installation of the aforementioned renovations and/or improvements by the Second Party under the provisions of this Agreement shall conform to all state and local building, fire, and safety codes and conform to applicable rules and regulations of the State Fire Marshal and any other federal, local, or state agency having regulatory jurisdiction. Said designs, construction, installations, and/or periodic inspections shall be certified by a registered State of Connecticut engineer.

U.

Throughout the Term, any material alteration(s) or modification(s) to the plans, specifications, renovations, and/or improvements as originally approved by the CAA and as built, shall require the CAA’s written approval prior to such alteration(s) or modification(s), which approval shall not be unreasonably withheld, delayed, or conditioned. A “material” modification(s) or alteration(s) shall mean any change that requires the Second Party to obtain a permit or modify the terms of a permit prior to making such modification or alteration, provided however, that a material modification or alteration shall not include any modification or alteration which is non-structural or of a decorative nature provided such modification or alteration does not require a permit. The Second Party shall submit Official Notice outlining its intended modification(s) or alteration(s) to the CAA to determine if a permit will be required. The Second Party shall at all times remain liable for all costs and expenses of any kind associated with construction, alteration, improvement, or repairs upon the Leased Premises whether or not such work shall have required issuance of a permit, and the CAA reserves the right to require the Second Party to post payment and performance bonds ensuring payment for and performance of such work. Except as provided in Article XXVII hereof, the Second Party shall permit no liens to be placed upon the Leased Premises by Contractors or otherwise and shall take all actions necessary, at its own cost and expense, to discharge any such liens filed upon the Leased Premises.

V.

The Second Party shall indemnify and hold harmless the CAA against all risks of loss and/or damage to any materials and/or partially completed renovations and/or improvements prior to the date of their approval and acceptance by the CAA, except where such damage or loss is caused by the CAA or any employee of the CAA. As a part of the foregoing conditions, the Second Party shall provide insurance in accordance with the provisions of Article XIV hereof. The provisions of this Section shall survive the expiration or earlier termination of this Agreement as the same may be supplemented, renewed, and/or extended and any holdover period, as applicable.

W.	The Second Party shall bear the entire cost and expense of any and all renovations and/or improvements made hereunder.

X.

The Second Party shall be responsible for all maintenance and repair of every kind as required to keep the Leased Premises and its improvements in a safe, clean, and fully operational condition from both a functional and aesthetic point of view adequate and fully available for occupancy and use for the purposes permitted hereunder, as more fully described in Article VII.

ARTICLE VII – SERVICES PROVIDED AS A SPECIALIZED AVIATION SERVICES OPERATOR

The Second Party shall have the right to provide throughout the Term at its Leased Premises, the following services:

A.

The subleasing of space to others for hangar storage of Aircraft or Aircraft tools and equipment used by Aircraft maintenance and repair shops, and for corporate or private Aircraft operating functions including office rental. The storage of Aircraft used only for corporate travel or other business use by the Second Party, or its Subtenants constitutes an approved commercial use of the Leased Premises. The Second Party shall not store anything (other than Aircraft and items customarily used in the foregoing uses) on or around the Leased Premises. Any other commercial activity on the Leased Premises is prohibited without CAA's prior written approval, which may not be unreasonably withheld, conditioned, or delayed. If another commercial activity is allowed by the CAA, then the commercial activity will be subject to Second Party's compliance with, and payment of any fees required by, the Airport Minimum Standards and Airport Rules and Regulations.

B.

The right to engage a third party to sell or dispense aircraft fuel and lubricants to its Subtenants and have the option to sell or dispense fuel and lubricants to Subtenants directly, provided that any fuel farm or fuel facility on the Leased Premises has been approved in writing by the CAA which approval shall not be unreasonably withheld, conditioned, or delayed and is in compliance with all applicable laws and regulations. This Agreement only provides the Second Party with the rights of a SASO as expressly set forth herein. Under no circumstances shall the Second Party engage a third party to sell or dispense aircraft fuel and lubricants or sell or dispense fuel and lubricants directly to transient Aircraft or short-term tenants with a lease term of less than six (6) months.

C.	The approval by the CAA for any additional activity(ies) to be performed as allowed hereunder shall not serve to extend the Term.

ARTICLE VIII – LIMITATIONS IMPOSED ON THE SECOND PARTY

The Second Party understands and agrees that, as regards to its conduct, operation and maintenance of a SASO facility at the Airport pursuant to this Agreement, the Second Party shall limit its business activities at the Airport to the exercising of those rights as set forth herein, and further, shall:

A.	Not conduct, operate, or maintain any business or engage in any activity at the Airport that is not an intrinsic part of a SASO permitted under this Agreement.

B.

Not use any rubbish service provided by the CAA at the Airport, whether existing or later placed in service, and not burn waste material(s), which activity is prohibited at the Airport. Any arrangement(s) for rubbish removal shall be made by the Second Party at the Second Party’s own expense on its leased property, in accordance with the provisions of Article XIX, Section A.

C.	Not operate or engage a third party to operate any automobile or vehicle rental business.

D.

Not sublet the Leased Premises or any portion thereof to any third party without first having received prior written approval by the CAA of a sublease agreement controlling such subletting, which approval shall not be unreasonably withheld, conditioned or decision delayed. The use thereunder shall be limited in any case to any use permitted at the Airport or by other regulatory issuance of the CAA. The space requirements of the permitted use shall conform to space requirements set forth by the CAA for the Airport. Any and all agreements between the Second Party and the sublessee shall be clearly subject to and subordinate to this Agreement.

E.

Not allow a Concessionaire to operate on or from the Leased Premises and/or enter into any agreement for Concessionaire operations without prior written approval of the CAA which approval shall not be unreasonably conditioned, delayed or withheld. The Concessionaire shall be required to have a written agreement with the Second Party for any and all operation(s) at the Airport. Any and all agreements between the Second Party and a Concessionaire shall be clearly subject to and subordinate to this Agreement. Further, the CAA may require that the Concessionaire also have an operating agreement with the CAA.

F.

Not use any common sewer for the disposal of industrial waste and not discharge waste material that exceeds the limits or characteristics permitted by the CAA, after having received notice from the CAA setting forth such limits or character.

G.	Not allow unauthorized vehicles on the Aircraft Operations Area.

H.	Agree that in the exercise of the rights and privileges herein granted for the furnishing of services that it will:

1.	Furnish said services on a fair, equal, and not unjustly discriminatory basis to all users thereof.

2.

Charge fair, reasonable, and not unjustly discriminatory prices for each good and service provided; however, the Second Party may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

I.

Discontinue promptly, upon notice, any part of its operation(s) at the Airport, which in the sole opinion of the CAA, violates law, Minimum Standards, otherwise interferes with airport operations, or may be objectionable to the general public.

ARTICLE IX – DBE/MBE/SBE

The CAA strongly encourages and supports the use of Disadvantaged Business Enterprises (DBE), Minority Business Enterprises (MBE), and Small Business Enterprises (SBE). The Second Party agrees that for the Term, the Second Party shall make a good-faith effort to subcontract with DBE, MBE, and SBE businesses whenever possible.

ARTICLE X – PAYMENTS TO BE MADE BY THE SECOND PARTY TO THE CAA

A.

In consideration of the rights, privileges, and space granted herein, the Second Party agrees to pay to the CAA the rents, fees, and charges as stated in this Article. Such payments shall be due and payable beginning on the Commencement Date or February 1, 2026, whichever date is earlier, and continuing throughout the rest of the Term in accordance with the schedules and dates noted herein without any requirement for demand or notice given by the CAA. The payments required herein are net to the CAA. The Second Party shall not be entitled to any abatement or offset of rent whatsoever, for any purpose, unless expressly stated in this Agreement. The CAA assumes no cost, liability or expense associated with the Second Party’s operation at the Airport. The Second Party hereby assumes all such cost, liability, and expense unless otherwise expressly stated herein.

B.

Leased Premises Fixed Rent - Second Party shall pay fixed rent for the use and occupancy of the Leased Premises at the rental rates and square footages indicated in the tables below, as adjusted by the schedule set forth in Subsection 1, below:

		Parcel 5A
Lease Period	Square Feet	Annual Square Foot Lease Rate	Lease Rate Type	Annual Lease Amount	Monthly Payment to CAA
*Commencement Date - 12/31/2028	348,000	$1.10	Ground Rental Rate	$ 382,800.00	$ 31,900.00
1/1/2029 - 12/31/31	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2032 - 12/31/2034	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2035 - 12/31/2037	348,000	**CPI-U or Appraisal	Ground Rental Rate	TBD	TBD
1/1/2038 - 12/31/2040	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2041 - 12/31/2043	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2044 - 12/31/2046	348,000	**CPI-U or Appraisal	Ground Rental Rate	TBD	TBD
1/1/2047 - 12/31/2049	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2050 - 12/31/2052	348,000	CPI-U	Ground Rental Rate	TBD	TBD
1/1/2053 - 12/31/2055	348,000	**CPI-U or Appraisal	Ground Rental Rate	TBD	TBD
1st Option Period	348,000	***Appraisal	Improved Site Rate	TBD	TBD
2nd Option Period	348,000	***Appraisal	Improved Site Rate	TBD	TBD

* Rent payments to the CAA shall commence upon any partial or full month of Beneficial Occupancy.

** Ground Rental Rate shall be the dollar amount equal to the fair market value of the undeveloped land within the Leased Premises, subject to adjustment every 9th year by either CPI-U or by way of an independent market appraisal at the discretion of the CAA.

*** Effective for the first option period, the CAA will conduct an independent market appraisal to establish the conversion from a ground rental rate to an improved site rate that will continue to be applied to the square feet of the entire Parcel 5A during the option term(s). Once adjusted to an improved site rate, the applicable rental rates shall be adjusted going forward on the same schedule as the original Term – CPI-U every 3rd year and or by way of an independent market appraisal at the discretion of the CAA appraisal every 9th year.

1.

The Second Party has leased a total of three hundred forty-eight thousand (348,000) square feet from the CAA. The Second Party shall be responsible for paying, as depicted in the table above, fixed rent on three hundred forty-eight thousand (348,000) square feet from Commencement Date or February 1, 2026, whichever date is earlier. Leased Premises monthly fixed rent shall be due and payable on the first (1st) day of each month and every month.

2.

Effective on the third (3rd) anniversary of the Commencement Date or January 1, 2029, whichever comes first, and each third (3rd) anniversary thereafter throughout the Term, including the option periods, the Leased Premises annual fixed rental rates then in effect (including as reestablished by appraisal pursuant to Section B of this Article), shall be adjusted by a factor, the numerator of which shall be the CPI-U, as hereinafter defined, published for the most recent month available immediately preceding the Effective Date as to which such adjustment is to be made, and the denominator of which shall be the CPI-U published for the same month of the year during which the last such adjustment was made, except that the denominator for the first adjustment shall be the CPI-U published for the month of November 2025. The term "CPI-U" as used herein shall mean the Consumer Price Index for all urban consumers published by the US Department of Labor, Bureau of Labor Statistics, US City Average, 1982 —1984 Base = 100. In the event that the US Bureau of Labor Statistics shall no longer publish such index, or the base year changes, the parties agree to use a comparable substitute index. In no event shall the annual Leased Premises fixed rent due in any year be less than the annual Leased Premises fixed rent due in the immediately preceding year. The parties further agree that should the fixed rent calculation indicate a decrease in the rental rate, the rent shall not decrease but shall instead remain the same as the previous rental rate. The amounts payable under this Section B are independent of and in addition to any and all other sums payable under this Article.

3.

Appraisals: The Leased Premises annual fixed rental as stated in Section B of this Article may be reestablished, at the sole discretion of the CAA, in lieu of a CPI-U adjustment that year, on the basis of an appraisal of fair rental value of the land only during the base term and on the basis of land and improvements during the option periods, on the ninth (9th) anniversary of the Commencement Date or February 1, 2026, whichever is later, and each ninth (9th) anniversary thereafter, including the option periods.

Such appraisals shall be obtained from a Qualified Independent Professional Appraiser, as defined in this Subsection, chosen by the CAA and paid for by the CAA. The appraiser will be instructed to estimate the fair market rental value of the land during the base term and of land and improvements during the option terms constituting the Leased Premises taken as a single interest and used for the purposes set forth herein (which may or may not be the highest and best use). As part of such instructions, the appraiser also shall be required to:

1.	Provide each party with a copy of the appraisal upon completion;

2.	Ensure that the appraiser and the appraisal conform to the then-current regulations, procedures, reviews, and statutes under which the CAA conducts its business;

3.

Explain within the report any and all adjustments that have been made by the appraiser to any values associated with annual fixed rents being charged by Connecticut airport owners to their SASOs which rents are used as market comparisons within the appraisal report; and

4.	Perform the appraisal at issue in accordance with the "best practices" that then prevail in the commercial real estate appraisal industry.

The CAA and the Second Party shall each provide the appraiser who performs an appraisal hereunder with such information that is required by the appraiser in order to conduct the appraisal. The CAA will use its best efforts to hire a Qualified Independent Professional Appraiser with experience in appraising land and improvements at airports.

For purposes of this Article, a "Qualified Independent Professional Appraiser" means an appraiser who possesses the following qualifications: (i) is a member in good standing of, and has been awarded the Member of the Appraisal Institute (MAI) designation by the Appraisal Institute or who holds the equivalent certification through an equivalent organization at the discretion of the CAA; and (ii) who has substantial (but, in no event less than five (5) years') experience appraising commercial real estate properties, preferably including the land and improvements at airports, in the United States of America.

1.

Effective for the first option period, the CAA will conduct an independent market appraisal to establish the conversion from a “ground rental rate” to an “improved site rate” that will measure the market value of the land and all improvements thereon and that will continue to be applied to the square foot of the entire Leased Premises during the option term. Once adjusted to an “improved site rate”, the applicable rental rates shall be adjusted going forward pursuant to the schedule set forth in Subsections 2 and 3 of this Section.

2.	Notwithstanding anything herein to the contrary, in no event shall fixed rents fall below those of the immediately preceding revision.

3.

The Leased Premises fixed rent shall be due and payable on the first (1st) day of each and every month beginning on Commencement Date but no later than November 30, 2026, and continuing throughout the Term.

4.

In the event the Second Party does not agree with the amount of Leased Premises fixed rent so established, the Second Party may within six (6) months of its receipt of CAA’s appraisal, at its own expense, obtain another appraisal from a Qualified Independent Professional Appraiser. In the event that the CAA and the Second Party fail to agree on the amount of Leased Premises fixed rent, based on either or both of the appraisals, the two appraisers shall themselves select a third Qualified Independent Professional Appraiser and obtain a third appraisal within six (6) months of the CAA’s receipt of the Second Party’s appraisal. The fee for the third appraisal shall be divided equally between the CAA and the Second Party. Leased Premises fixed rent shall be fixed at the average of the two closest appraisals. All appraisers will be instructed to estimate the fair market rental value of the land and improvements constituting the Leased Premises taken as a single interest and used for the purposes set forth herein (which may or may not be the highest and best use). As part of such instructions, each appraiser also shall be required to:

a.	provide each party with a copy of the appraisal upon completion;

b.	ensure that the appraiser and the appraisal conform to the then current regulations, procedures, reviews and statutes under which the CAA conducts its business;

c.

explain within the report any and all adjustments that have been made by the appraiser to any values associated with annual fixed rents being charged by Connecticut airport owners to their FBOs which rents are used as market comparisons within the appraisal report; and

d.	perform the appraisal at issue in accordance with the “best practices” that then prevail in the commercial real estate appraisal industry.

5.

The CAA and the Second Party each shall provide each appraiser who performs an appraisal hereunder with such information that is required by the appraiser in order to conduct the appraisal. Each party will use its best efforts to hire a Qualified Independent Professional Appraiser with experience in appraising land and improvements at airports.

6.

For purposes of this Article, a “Qualified Independent Professional Appraiser” means an appraiser who possesses the following qualifications: (i) is a member in good standing of, and has been awarded the Member of the Appraisal Institute (MAI) designation by the Appraisal Institute or who holds the equivalent certification through an equivalent organization at the discretion of the CAA; and (ii) who has substantial (but, in no event less than five (5) years’) experience appraising commercial real estate properties, preferably including the land and improvements at airports, in the United States of America.

C.

Fuel Flowage Fees.  If the Second Party exercises its option to engage a third party to sell or dispense aviation fuel and lubricants to its Subtenants or to sell or dispense aviation fuel and lubricants to Subtenants directly, then the Second Party shall pay to the CAA a monthly fee hereinafter referred to as a Fuel Flowage Fee, of eight cents ($.08) per gallon for aviation fuel and five cents ($.05) per gallon for aviation lubricating oil delivered to the Second Party at the Airport, excluding:

1.	sales or deliveries to the federal government or any federal government agency; and

2.	a shrinkage factor in an amount of gallons or aviation fuel equal to one quarter of one percent (0.25%) of aviation fuel delivered to the Airport;

a.	amounts of aviation fuel delivered to the Second Party and returned to the fuel supplier; and

b.

amounts delivered to Aircraft owned by an entity with an agreement with the CAA which provides for an exemption to the Fuel Flowage Fee, but only for as long as such agreement or exemption remains in place.

No other exclusions or exemptions shall apply to the Fuel Flowage Fee.

The CAA reserves the right to re-establish from time to time said fees for delivery of aviation fuel and aviation lubricating oil. Fuel Flowage fees shall be charged equitably amongst all Airport tenants that have fueling and lubricating rights.

The Fuel Flowage Fee shall be paid monthly to the CAA within twenty (20) days following the end of each calendar month during the entire Term and shall be accompanied by the report described in Section F of this Article.

D.

Landing Fees. The Second Party shall collect Landing Fees from all Transient Aircraft arriving at the Leased Premises. Transient Aircraft are any Aircraft that use the Second Party’s Leased Premises and are not owned, operated, leased to, or managed by the Second Party or a Subtenant. However, the Second Party shall not collect any Landing Fees from entities who have separate agreements directly with the CAA and who make payments directly to the CAA, which information is to be requested by the Second Party from the CAA.

The Second Party shall remit to the CAA within fifteen (15) days after the expiration of each month in the amount of seventy five percent (75%) of the gross amount received by the Second Party and the same shall be reported to the CAA for Landing Fees. The report submitted shall be in a form acceptable to the CAA and at a minimum shall include number of Aircraft landings, Aircraft type, Aircraft weight, and date of Aircraft landing. The Second Party shall exercise reasonable care and diligence in meeting all Transient Aircraft and collecting such fees but shall not be liable for uncollected fees.

The CAA reserves the right to make adjustments or changes in the amount(s) of and schedules for the Landing Fees specified in this Section so long as such amount(s) and schedule(s) shall be applied uniformly to all parties operating at the Airport under similar agreements with the CAA.

E.

Other Rents. The Second Party shall pay to the CAA, within twenty (20) days following the end of each month, a fee of ten percent (10%) of all Gross Non-Aviation Subtenant rents, and five percent (5%) of all Gross Aviation Subtenant Rents in excess of Twenty-Five Dollars ($25.00) per square foot. A report shall accompany such payment, in a form acceptable to the CAA, indicating details on all Second Party Subtenant leases including at a minimum the term of lease, rate per square feet, type of lease (aviation or non-aviation),

Other Rents shall be paid monthly to the CAA within twenty (20) days following the end of each calendar month during the entire Term and shall be accompanied by the report described in Section G of this Article X.

F.

Late Fees. If any payment due the CAA remains unpaid on the succeeding monthly due date(s), then interest shall be due and payable thereon at the rate of one and one-half percent (1.50%) per month from the due date. Any money due the CAA discovered through an audit shall have interest due and payable thereon at one and one-half percent (1.50%) per month accruing from the due date(s). Payments by the Second Party will be applied first to any open interest, then to the oldest outstanding invoices until fully applied.

G.

Monthly Reporting Requirements. The Second Party agrees to prepare and deliver to the CAA, on or before the twentieth (20th) day of each and every month throughout the Term, a report in a form acceptable to the CAA, indicating the total aviation fuel and lubricating oil delivered to Second Party at the Airport in the preceding month, permitted exemptions in Section C of this Article, and the calculation of monthly and calendar year to date Fuel Flowage Fees due the CAA. Such monthly statement shall be certified by an authorized representative of the Second Party and payment of Fuel Flowage Fees shall accompany such statement. Further, regarding this report:

1.

All fuel delivered each calendar month during the Term to any facility, site, and/or storage equipment owned, leased, or operated by the Second Party at the Airport, including any fuel owned by others and delivered to such facility, site, and/or equipment of the Second Party for the purpose of fueling Aircraft on a “flow through” basis for pumping or “on board” fee, shall be included in the gallonage reported and the Fuel Fee calculated thereon.

2.

If, for any reason, there is no delivery of fuel and/or lubricants to the Second Party during any calendar month during the Term, then the Second Party, notwithstanding the absence of any delivery, shall submit the report to the CAA in the required manner, indicating that no deliveries were made to the Second Party during that calendar month.

H.

Basic Statement of Gross Receipts. The Second Party agrees to have prepared and delivered to the CAA, in the format, content, manner, and frequency specified by the CAA and at the Second Party’s own expense, certified statement(s) of revenues collected, gross receipts, gallons (if applicable), and other commission and/or percentage payments made to the CAA.

Such statement(s) shall be prepared and delivered to the CAA within ninety (90) days following each of the hereinafter specified events where appropriate:

1.	The end of each lease year (or fraction thereof) of the specified Term;

2.	The end of each lease year (or fraction thereof) of a bona fide extension of the specified Term, if any; or

3.

The effective termination date of this agreement in the event that termination occurs prior to the completion of the specified Term or prior to the completion of any extended term as specified in a bona fide extension hereof, if any.

Such statement(s) shall be prepared and certified by an Independent Certified Public Accountant (CPA) as referenced in Chapter 389 of the Connecticut General Statutes and shall contain the CPA’s professional opinion relative to each of the following:

1.

The reliability and integrity of the financial records presented by the Second Party to the CPA to properly reflect the various applicable monetary aspects of the Second Party’s operations for which payments are made to the CAA under this Agreement;

2.	The system of record keeping utilized by the Second Party pursuant to this Agreement is sufficient and adequate;

3.	The payments due the CAA are computed correctly and in accord with the terms of this Agreement and the laws of the State of Connecticut; and

4.

The recommendations of the CPA, if any, that in the opinion of the CPA would improve the fiscal relationship between the CAA and the Second Party as regards this Agreement and suggestions on ways in which the Second Party’s internal controls may be improved.

Such statement(s) shall be itemized by month detailing the amount of commission base for each commissionable item and specifically itemizing any allowable exclusion to derive the amount subject to commission. The statement(s) must also include a monthly calculation of commission due the CAA as well as a reconciliation between the audited amount and the amounts previously reported and paid.

While it is the intent of the CAA to rely on the certified statement(s) of the CPA, the CAA shall have the right to review, examine, copy, and/or audit said records (including electronic versions) of the Second Party and the work papers (including electronic versions) of the CPA. If the CAA performs or has such an audit performed for any year and the gross receipts and business transacted shown by the Second Party’s statement for such a year is found to be understated by more than three percent (3%), then the Second Party shall pay to the CAA the cost of such audit.

The Second Party shall keep and preserve or cause to be kept and preserved all of the Second Parties’ Records until six (6) years after the latter of (i) final payment under this Agreement, or (ii) the expiration or earlier termination of this Agreement, as the same may be modified for any reason. The CAA may request an audit or inspection at any time during this period. If any Claim or audit is started before the expiration of this period, then the Second Party shall retain or cause to be retained all Records until all Claims or audit findings have been resolved.

In all instances, with respect to the audit rights described above, the CAA understands that the Second Party considers certain information constituting trade secrets and competitively sensitive matters to be confidential as proprietary information under section 1-210(b)(5) of the Connecticut General Statutes. The Second Party will provide the CAA, in writing, the rationale and explanation in terms of the prospective harm to the competitive position of the Second Party that would result if the identified information were to be released to the public and the reasons why the materials are legally exempt from release pursuant to the Freedom of Information Act (FOIA). If the Second Party clearly and specifically marks the information as stated above in this Section and submits the rationale and explanation for its claim that the submitted information is proprietary and therefore, should be exempt from disclosure under section 1-210(b)(5), then the CAA will review such claims to make sure that the information submitted is actually a trade secret or commercial information and not required to be disclosed by statute, and, if it so finds, then it will endeavor to keep said information confidential to the extent permitted by law. (See Section 1-210(b)(5)(a) and (b)). Should the CAA withhold such documentation from a FOIA requester, and a complaint is brought to the Connecticut Freedom of Information Commission, the Second Party shall cooperate with the CAA in defense of that action and in terms of establishing the applicability of any FOIA exemption in any proceeding. In no event shall the CAA have any liability for the disclosure of any documents or information in its possession which the CAA believes are required to be disclosed pursuant to the FOIA or other requirements of law.

I.

Net Payment. This Agreement shall be deemed and construed to be a “net lease” and Second Party shall pay all rents, fees, and other amounts due to the CAA hereunder free from any charges, assessments, impositions, expenses, deductions, abatement, or set-off of any and every kind or nature whatsoever, except as otherwise expressly provided in this Agreement. Without limiting the generality of the immediately preceding sentence, the Second Party agrees that the Second Party shall pay and discharge, or cause to be paid and discharged, as additional rent hereunder, all taxes, including real estate taxes, personal property taxes, and taxes on rents, leases, occupancy, or sales, payments in lieu of taxes, water charges, sewer rents, general or special assessments and installments thereof, utility charges (including but not limited to telephone, electricity, gas, water, chilled water, steam, and refuse removal), excises, insurance premiums, license and permit fees, and all other duties, charges, or payments, ordinary or extraordinary, foreseen or unforeseen, general or special, of any kind or nature whatsoever, as shall during the Term be imposed, assessed, levied, or become a charge or lien upon the Leased Premises, or any part thereof, or any right appurtenant thereto, or the rents, issues, and profits arising out of the Leased Premises (collectively referred to as “Impositions” and individually as an “Imposition”). The Second Party, however, may take the benefit of the provisions of any statute or ordinance permitting any such Imposition to be paid over a period of time provided such payment over a period of time does not extend beyond the Term. Impositions shall not include any taxes on any portion of the Airport other than the Leased Premises. The Impositions for the calendar year or tax year, as the case may be, in which this Agreement shall terminate shall be apportioned so that Second Party shall pay or cause to be paid only those portions thereof which correspond to the portions of said year as are within the Term. Nothing herein shall be construed as (1) precluding the Second Party from exercising any statutory right to appeal any Impositions; (2) precluding the Second Party from seeking economic incentives pursuant to available economic incentive programs offered by the State or local jurisdiction; or (3) rescinding any economic incentives that may be awarded to the Second Party, provided that no actions taken by Second Party pursuant to this sentence will adversely affect Second Party’s position relative to this Agreement.

ARTICLE XI – MANNER OF PAYMENT

A.

Payments to be made to the CAA shall be made promptly when due, by check made payable to “Connecticut Airport Authority” and addressed to Connecticut Airport Authority, Office of Finance, 334 Ella Grasso Turnpike, Suite 160, Windsor Locks CT 06096, Attn: Revenue Accounting, or such other entity or address as the CAA may designate from time to time.

The Second Party may also make payments by Automated Clearing House Network (ACH). If the Second Party chooses to make payment by ACH, then the CAA will securely provide routing info upon the Second Party’s request.

B.

Monthly reports detailing Aircraft landing activity, fueling activity, Subtenant activity, and other rent activity are required to be submitted to the CAA, together with an explanation of a payment being made in each category, in a form acceptable to the CAA which contains a sworn certification by an officer of the Second Party as to the truth and accuracy of all information contained therein.

C.	At the option of the Second Party, reports due at the same time for the same period may be combined into one form and certification.

D.	Reports shall be submitted following the end of each calendar month on the due date(s) even if there are no statistics to be reported.

E.

The acceptance by the CAA from the Second Party of any payment(s) to be made under the terms of this Agreement, based on the certified true report(s) submitted by the Second Party, shall not preclude the CAA from questioning the accuracy of such certified report(s) and requiring additional information or data to substantiate such report(s) as set forth in the audit provisions described in this Agreement.

F.	Upon written approval from the CAA, the Second Party would be allowed to submit the financial statements based upon their fiscal audit period should it differ from the Agreement lease year.

ARTICLE XII – RECORDS, BOOKS OF ACCOUNT, AND AUDIT

A.

The Second Party shall maintain at the Leased Premises or at its Connecticut Headquarters or US corporate headquarters, or at another reasonable location as may be approved, in advance, by the CAA, in a manner acceptable to the CAA, in accordance with generally accepted accounting principles and practices, complete and accurate records and books of accounts, including as allowed hereunder, contracts, leases, Subtenant agreements, and all other documents pertinent to the monetary aspects of the Second Party’s operations for which payments are made under this Agreement, for six (6) years following the end of each year of the Term including all renewals thereof, if any, or six (6) years after the Second Party has made its final payment to the CAA, whichever is later. The CAA shall have the right to examine, copy, and audit such maintained material provided reasonable notice is given to the Second Party. The provisions of this Article shall survive the expiration or earlier termination of this Agreement and any holdover period, as applicable.

B.

The CAA and its Representatives (herein defined as its authorized agents, representatives, officers, and employees), shall have the right to inspect the Leased Premises (including, but not limited to, any and all services and other work performed and material supplied, at, to, or for the Leased Premises) to ensure compliance with this Agreement, and to repair, maintain, improve, or reconstruct any CAA or federal facility(ies) and/or its appurtenances located on, above, below, or near the Leased Premises, at any time. Except in the case of suspected fraud or other abuse or in the event of an emergency, the CAA will give the Second Party at least twenty-four (24) hours’ notice of any intended inspections or examinations. The CAA shall make reasonable efforts to ensure that such inspections do not unreasonably interfere with the operations of the Second Party or Subtenants.

C.

The CAA may audit the Records of any of Second Party’s Contractors under any negotiated contract or subcontract to the extent that such Records relate to the performance of this Agreement. The Second Party shall require that its Contractors maintain such Records for a period of six (6) years from the date of final payment under the prime contract and by the Contractor for a period of six (6) years from the expiration of the subcontract.

ARTICLE XIII – INDEMNIFICATION

A.

The Second Party shall indemnify, defend, and hold harmless the CAA and its officers, representatives, agents, servants, employees, successors, and assigns from and against any and all (1) Claims arising, directly or indirectly, in connection with the Agreement, including the acts of commission or omission ("Acts") of the Second Party or its employees, officers, agents, Contractors, or invitees; and (2) liabilities, damages, losses, costs, and expenses, including but not limited to, reasonable attorneys' and other professionals' fees, arising, directly or indirectly, in connection with Claims, Acts, or the Agreement. The Second Party’s obligations under this Article to indemnify, defend, and hold harmless against Claims includes Claims concerning confidentiality of any part of or all of the Second Party’s bid, proposal, or any Records, any intellectual property rights, other proprietary rights of any person or entity, copyrighted or uncopyrighted compositions, secret processes, patented or unpatented inventions, articles, or appliances furnished or used in the performance of this Agreement.

B.

The Second Party shall not be responsible for indemnifying or holding the CAA harmless from any liability arising due to the negligence or willful misconduct of the CAA or any other person or entity acting under the direct control or supervision of the CAA.

C.

The Second Party shall reimburse the CAA for any and all damages to the real or personal property of the CAA caused by the Acts of the Second Party or any of its employees, officers, agents, Contractors, or invitees. The CAA shall give the Second Party reasonable notice of any such Claims.

D.

The Second Party’s obligations under this Article shall remain fully in effect and binding in accordance with the terms and conditions of the Agreement, without being lessened or compromised in any way, even where the Second Party is alleged or is found to have merely contributed in part to the Acts giving rise to the Claims and/or where the CAA is alleged or is found to have contributed to the Acts giving rise to the Claims.

E.	The CAA shall be entitled to recover under the Second Party’s insurance policies even if a body of competent jurisdiction determines that the CAA is contributorily negligent.

F.	The rights provided in this Article for the benefit of the CAA shall encompass the recovery of reasonable attorneys’ and other professionals’ fees expended in pursuing a Claim against a third party.

G.	This Article shall survive the termination of the Agreement and shall not be limited by reason of any insurance coverage.

ARTICLE XIV – INSURANCE

A.

Subject to the provisions of Section B, the Second Party agrees that, throughout the Term, including any supplements hereto or renewals hereof, it will procure and maintain (and it will ensure that its Contractors, subcontractors, Subtenants, and Concessionaires (individually and collectively “Insured Parties”) procure and maintain) the following types and amounts of insurance on the terms specified in this Article, all at no cost to the CAA:

1.

AVIATION GENERAL LIABILITY – Coverage for (including Contractual Liability, Independent Contractors, Premises and Operations, Products and Completed Operations, Broad Form Property Damage, and hangar keepers’ coverages) with a total limit of liability of not less than Twenty Million Dollars ($20,000,000) for all damages arising out of bodily injuries to or death of all persons in any one accident or occurrence, and for all damages arising out of injury to or destruction of property in any one accident or occurrence, and, subject to that limit per accident, and the provisions of subparagraph B(2), a total (or aggregate) limit of not less than Twenty Million Dollars ($20,000,000), for all damages arising out of bodily injuries to or death of all persons in all accidents or occurrences and out of injury to or destruction of property during the policy period.

2.

AUTOMOBILE LIABILITY – Coverage for all motor vehicles, including those owned, hired, or non-owned, which are used in connection with this Agreement with a total limit of liability of not less than One Million Dollars ($1,000,000) for all damages arising out of bodily injuries to or death of all persons and/or damage to or destruction of property in any one accident or occurrence, and, subject to that limit per accident, a total (or aggregate) limit of not less than Two Million Dollars ($2,000,000) for all damages arising out of bodily injuries to or death of all persons and/or damage to or destruction of property in all accidents or occurrences during the policy period.

3.

WORKERS’ COMPENSATION & EMPLOYER’S LIABILITY - As required in accordance with the laws of the State of Connecticut, and of the laws of the United States, respectively, which covers all of the Second Party’s employees at or working from the Leased Premises.

4.

BUSINESS INTERRUPTION INSURANCE - Coverage for the amounts payable by the Second Party under this Agreement during any period of interruption to the Second Party’s business at the Leased Premises by reason of the Leased Premises being damaged.

5.	POLLUTION LIABILITY – In the amount of Five Million Dollars ($5,000,000).

6.

BUILDERS’ RISK – The Second Party shall also provide all risk insurance coverage during the course of any construction, in an amount appropriate to the nature and scope of the construction project, with the CAA named as a loss payee.

B.	Notwithstanding any other provision of Section A to the contrary:

1.

Any person required to maintain insurance hereunder shall be deemed to be in compliance with Section A even if such party’s insurance policy (ies) are not written for amounts specified in Section A, Subsections 1, 2, 4, 5, and/or 6 above, providing said party carries Umbrella Liability insurance for any differences in the amounts specified therefor and such Umbrella Liability policies follow the form of said party’s primary coverages;

2.	The general aggregate limit of any commercial general liability insurance maintained pursuant to Section A, Subsection 1, shall be twice the occurrence limit; and

3.

All products and completed operations coverage required to be maintained by the Second Party and the Insured Parties shall continue to be maintained for at least three (3) years following final acceptance of their work. The provisions of this Section B, Subsection 3, shall survive the expiration or earlier termination of this Agreement.

C.	The CAA and its officers, agents, and employees shall be named as additional insured under any and all coverages maintained pursuant to Section A, Subsections 1, 2, 4, 5, and/or 6.

D.

During any period of construction, either the Second Party or the Insured Parties, at its/their sole cost and expense, shall provide Builder’s Risk coverage to cover the subject property for all risks on a Completed Value form. Coverage provided under all Builders’ Risk policies shall extend to off-site storage and Boiler and Machinery risk if part of the project. The CAA shall be named as a Loss Payee under each Builder’s Risk policy.

E.

Upon substantial completion of the construction of any improvements on or constituting a part of the Leased Premises, the Second Party shall procure and maintain during the entire term, a policy or policies of Standard Fire and Casualty Insurance, Special Form Coverage, which insures all buildings and other improvements on or constituting a part of the Leased Premises (including, but not limited to, all heating and cooling systems, elevators, mechanical systems, and generators) against all risks of damage thereto which, as of the date of this Agreement, are covered under Insurance Service Office (ISO) Form CP 10 30 or its equivalent, together with endorsements insuring against damage and other loss, costs, and expenses due to earthquake, demolition, removal of debris, preservation of property, fire department service charges, boiler and machinery failure, pollutant clean-up and removal, and increased cost of construction and contingent liability associated with building laws and regulations, and, if any portion(s) of any of the buildings on the Leased Premises are located within a One Hundred (100) year flood zone, then also flood. The CAA shall be named as a loss payee under all such policies of insurance. The coverage limits for such insurance shall be not less than the full replacement cost of the completed buildings and other improvements on or constituting a part of the Leased Premises and shall be sufficient to prevent the Second Party from being deemed a co-insurer of any loss, risk, or damage covered thereby. The deductible under such policy or policies shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate.

F.

In the event that fifteen (15%) percent or less of any one of the structures or other buildings (each a “Building”) shall be damaged or destroyed by fire or other casualty insured against, as provided above, (i) the Second Party shall within one hundred twenty (120) days of the occurrence thereof, promptly repair, restore, or rebuild the same as nearly as practicable to the condition prior to such fire or other casualty and (ii) the rental payment(s), as provided herein, shall be equitably adjusted until such time as such Building(s) shall again be made tenantable and ready for use and occupancy. In the event that more than fifteen (15%) percent of any one of the Buildings shall be damaged or destroyed by fire or other casualty insured against, as provided above, (i) the Second Party shall within two hundred seventy (270) days of the occurrence thereof, promptly repair, restore, or rebuild the same as nearly as practicable to the condition prior to such fire or other casualty and (ii) the rental payment(s), as provided herein, shall be equitably adjusted until such time as such Building(s) shall again be made tenantable and ready for use and occupancy. If the Second Party, notwithstanding its good faith and diligent efforts, is unable to complete such repair or restoration within said time periods, then the CAA shall be notified of the delay and a new repair schedule shall be mutually agreed upon by the CAA and the Second Party, both parties acting reasonably. If the parties cannot agree on a new repair schedule, then the CAA shall have the right to terminate this Agreement and award the rights herein to another entity. The Second Party shall apply any insurance money recovered by or paid to it to such repair, restoration, or rebuilding. To the extent the Second Party fails to repair, restore, or rebuild, then the portion of any such insurance money attributable to the repairs not performed and that is recovered by the Second Party shall be retained by the CAA. The CAA and the Second Party shall cooperate with respect to any approvals required for the performance of any repair or restoration work in order that the Second Party can proceed with the repair or restoration work.

G.

Upon execution of this Agreement and prior to every subsequent anniversary date of the execution of the Agreement during the Term, the Second Party agrees to furnish to the CAA, only on such form or forms as are supplied, or approved, by the CAA, a certificate or certificates of insurance fully executed by an insurance company or companies satisfactory to the CAA, for the insurance required hereunder, all of the polices for which shall be in accordance with the terms of said certificate(s) of insurance. Each certificate of insurance shall specify amounts of deductibles, if any, for each type of coverage in said policies. Deductibles shall not exceed such amounts as shall be approved by the CAA, such approval not to be unreasonably withheld. If requested by the CAA, then the Second Party also agrees to furnish similar insurance documentation from the Insured Parties during the Term. If at any time during the Term, the Second Party shall fail to provide insurance documentation within twenty (20) business days after written Official Notice from the CAA or duly maintain (or ensure the Insured Parties maintain) all required insurance coverage in full force and effect, then the CAA, in addition to any other remedies it may have, all of which are preserved for the CAA, may either immediately terminate this Agreement or procure or provide alternate insurance coverage and charge the Second Party the cost thereof, which amounts shall then be promptly paid by the Second Party to the CAA. Copies of all required insurance policies shall be retained by the Second Party until six (6) years after the expiration of the Term. The immediately preceding sentence shall survive the expiration or earlier termination of this Agreement.

H.

The amount of casualty insurance maintained by the Second Party shall in no way limit any obligations the Second Party otherwise may have under this Agreement to repair or reconstruct any improvements on or constituting a portion of the Leased Premises or any portion thereof following a casualty.

I.

All of the Second Party’s insurers shall be licensed by the State of Connecticut and be rated A-(VIII) or better by the latest edition of A. M. Best’s Rating Guide (or equivalent, if Best’s Rating Guide no longer available) or, if such guide is no longer available, then any generally recognized replacement therefore. All insurance required hereunder shall be written “occurrence” (as opposed to “claims made”) basis.

J.

The Second Party and the Insured Parties shall be fully and solely responsible for and thus shall pay any and all costs and expenses as a result of any and all coverage deductibles and/or self-insured retentions under any policy (ies) of insurance maintained by them. None of the Second Party’s or the Insured Parties’ insurers shall have any right of subrogation or recovery against the CAA or any of the CAA’s officers, agents, or employees, all of which rights are hereby waived by the Second Party. All insurance maintained by the Second Party and the Insured Parties shall be primary and noncontributory and shall not be in excess of any other insurance.

K.

Nothing herein shall preclude either party from procuring and maintaining, at such party’s sole cost and expense, such additional insurance coverage as such party deems desirable or appropriate, provided, however, that (i) all liability insurance maintained by the Second Party and the Insured Parties covering the Leased Premises or any activities at the same shall name the CAA and the CAA’s officers, agents, and employees as additional insured, and (ii) all casualty insurance maintained by the Second Party with respect to the Leased Premises shall name the CAA as a loss payee. Any insurance maintained by the CAA shall be in excess of any and all insurance maintained by the Second Party and/or the Insured Parties and shall not contribute with it.

L.

If for any reason the insurance policy(ies) required under this Article are cancelled, then the Second Party must (i) give Official Notice to the CAA at least thirty (30) days prior to the date of cancellation (ten (10) days if the cancellation is for non-payment), and (ii) procure replacement insurance policy(ies) to ensure there is no gap in coverage during the Term. Cancelled policies do not affect the Second Party’s obligation to carry the insurance required by this Article.

M.

Except as otherwise provided to the contrary in this Article, any insurance required by this Agreement may be obtained by means of any combination of primary and umbrella coverage and by endorsement and/or rider to a separate or blanket policy and/or under a blanket policy in lieu of a separate policy or policies, provided that the Second Party shall deliver a certificate of insurance of any said separate or blanket policies and/or endorsements and/or riders evidencing to CAA that the same complies in all respects with the provisions of this Agreement, and that the coverage thereunder and the protection afforded the CAA thereunder are at least equal to the coverage and protection which would be provided under a separate policy or policies procured solely for the Leased Premises.

N.

The Second Party shall neither do nor allow the Insured Parties to do anything (or fail to do anything) whereby any of the insurance required by the provisions of this Article shall or may be invalidated in whole or in part. In the event that any of the Insured Parties so acts (or fails to act) in a manner which would so invalidate, then the Second Party shall, upon Second Party having constructive notice of such act or failure to act, promptly use commercially reasonable efforts to eliminate that condition.

O.

The CAA shall have the right to review and revise the insurance requirements applicable to the Second Party and the Insured Parties during the Term and to make reasonable adjustments to the types and amounts of, and terms pertaining to, insurance coverage required hereunder, as the CAA reasonably deems to be prudent in the circumstances, based upon increased costs of construction, inflation, statutory law, court decisions, claims history, and other relevant factors.

P.

The failure of the CAA, at any time or from time to time, to enforce the foregoing provisions of this Article shall not constitute a waiver of those provisions nor in any respect reduce the obligation of the Second Party to defend and hold and save the CAA harmless with respect to any bodily injury or property damage claims and/or losses pursuant to Article XIII.

Q.

The Second Party shall assume and pay all costs and billings for premiums and audit charges earned and payable under all insurance that is maintained by it. Each insurance policy shall state that the insurance company shall agree to investigate and defend the insured against all claims for damages, even if groundless.

R.

The provisions of this Article XIV, including this Section R, shall be incorporated and made a part of each contract or other agreement which the Second Party enters into with any Contractor or Insured Party, appropriately modified to reflect the relationship of the parties; provided, however, that all references to, and all rights and protections afforded to the CAA, as provided in these provisions remain unchanged, it being understood and agreed, however, that the provisions of Sections D, E, and G of this Article only shall be incorporated in agreements with the Second Party’s Subtenants, if any. Further, if any Insured Party does not maintain the levels of coverage required by this Article, then the Second Party may request that the CAA approve lower levels of coverage for such Insured Party, which approval shall not be unreasonably withheld, based upon the nature of such Insured Party’s activities at the Leased Premises. Only the Second Party itself shall be required to maintain Business Interruption insurance.

ARTICLE XV – SURETY

A.

Following Official Notice of the CAA’s approval of the Second Party’s plans and specifications for any proposed facility renovation, repairs or construction and before construction is commenced, the Second Party shall cause a suitable performance bond and payment bond to be furnished to the CAA in the amount of the contract for said activity on the Leased Premises. Said bonds shall be binding with the award of the contract, guaranteeing the completion of construction in accordance with the plans and specifications and providing for the protection of persons supplying labor or materials in the protection of the work provided for in the contract. The surety countersigning the performance bond and payment bond shall be such person or persons, firm, or corporation as the CAA shall find satisfactory.

B.

The Second Party shall secure, maintain, and furnish to the CAA suitable surety (in a form as provided below) in the amount of Six Hundred Thousand Dollars ($600,000.00), subject to adjustment as provided below. If the Second Party fails to make payments to the CAA in accordance with due dates set forth in this Agreement, then the CAA may increase its surety requirement at its sole discretion.

This surety shall be in the form of a performance bond, irrevocable letter of credit, or a check to be in place at least sixty (60) days prior to the expiration of the preceding surety in order to provide continuity so that surety shall always be in force during the entire Term. If a performance bond is submitted, then it must be from an insurance company licensed to do business in Connecticut. Said surety shall be such as to save the CAA harmless from any and all claims and/or loss of every kind and description attributable to any action or inaction of the Second Party and/or failure to comply with any or all of the terms and conditions of this Agreement including payments due the CAA. Said surety shall be maintained in full force and effect during the entire Term and six (6) months thereafter, and will be returned to the Second Party without interest within sixty (60) days after the termination of such six (6) month period providing there are no claims by the CAA pending against the Second Party.

In consideration of all the provisions contained in this Agreement, the Second Party hereby waives its rights to any interest on its surety that it might otherwise be entitled to by law.

The CAA reserves the right to annually review the surety and, in its sole discretion, to require an increase in the amount of the surety to match the then-existing twelve (12) months of rental and fee payments required in accordance with this Agreement, provided that Official Notice is given to the Second Party sixty (60) days prior to the annual anniversary date of this Agreement. Second Party will have the option annually to provide a corporate guarantee of a parent company with consolidated assets greater than one hundred million dollars ($100,000,000) and reduce the amount of the surety to match the then existing three (3) months of rental and fee payments.

ARTICLE XVI – SECOND PARTY TO MAINTAIN THE LEASED PREMISES

A.

The Second Party shall have the total obligation and responsibility, without cost to the CAA, to maintain in in a safe, clean, and fully operational and presentable condition and/or to repair or replace, if necessary to accomplish such maintenance, the Leased Premises and all improvements thereto, including but not limited to hangars, offices, and shops, Aircraft parking aprons, vehicle parking areas, access ways, and fuel facilities as hereafter constructed or installed by the Second Party as provided herein, and every part thereof including, without limitation, the exterior, interior, structural repairs, including roof replacement or repair, painting, electrical system, plumbing system, heating system, equipment, and fixtures of such improvements.

The Second Party shall be responsible for code compliance as enforced by the CAA, State of Connecticut Building Office, and the State of Connecticut Fire Marshal and for compliance with all Environmental Laws applicable to the Leased Premises and the Second Party’s operation thereof.

The Second Party shall adhere to the following building maintenance schedule:

1.

Pavement. The Second Party shall implement a Pavement Maintenance Management Program, in accordance with FAA Advisory Circular AC 150/5380-6C, as revised, supplemented, or amended, subject to review, approval, and monitoring by the CAA, for all pavement existing on the Leased Premises throughout the Term. Such Pavement Program shall provide for both short-term and long-term maintenance issues. Short-term maintenance requires monthly drive-by inspections by the Second Party to detect unexpected changes in pavement conditions. Any identified deficiencies requiring immediate attention shall be repaired in accordance with the FAA Circular AC 150/5380-6C. Long-term maintenance shall be achieved through a once-yearly detailed inspection of pavement by trained personnel designated by the Second Party and approved by the CAA. CAA representatives shall attend such detailed inspection at the CAA’s discretion. The Second Party shall use as guidance the FAA Circular AC 150/5380-6C, which details the kinds of failure and identifies the methods of treatment. For example, if a crack develops to a width of more than one half of an inch, then the Second Party shall remove the crack completely by removing the pavement within six (6) inches on each side of the crack within saw cut edges. If the pavement condition does not allow for practical maintenance, then a total replacement shall be considered. If the Second Party elects to maintain a history of recorded pavement deterioration in the form of a Pavement Condition Index (PCI) survey as set forth in ASTM D5340, then the frequency of inspections may be extended to three (3) years. The Second Party shall maintain PCI at sixty to seventy percent (60-70%) level. If the PCI of the pavement drops below sixty to seventy percent (60-70%), then the Second Party shall contact the CAA to arrange a meeting to discuss a long-term strategy with a possibility of total pavement replacement. The CAA reserves the right to perform an independent inspection at any time during the Term to assess the condition of the pavement. If, as a result of its inspection, the CAA determines that pavement-related action is required, then the Second Party shall remedy any identified deficiencies pursuant to this Subdivision.

2.

Hangar Doors. Hangar doors shall be maintained in working condition and in good repair. Door motors and drive gear shall be maintained in good working order and replaced as needed. Doors beyond repair shall be replaced. The doors shall be inspected, at the sole cost of the Second Party, by a licensed inspector acceptable to the CAA periodically throughout the assets’ lifecycle over the Term. Should such inspector advise that any or all doors or door hardware need to be replaced, said replacement(s) shall be effected by the Second Party at the sole cost of the Second Party.

3.

Roofs. The Second Party shall maintain in good repair the roofs of the various buildings and hangars under this Agreement. At such time as a roof is beyond repair, the Second Party shall replace the roof. Due to the sensitivity of Airport operations to FOD (Foreign Object Debris/Damage), the Second Party shall maintain alertness as to the condition of all roofs. Because the longevity of a building can be greatly enhanced through proper roof maintenance, the Second Party shall continuously monitor for any roof leaks. In addition to such monitoring, the Second Party shall perform bi-annual inspections of all roofs on the Leased Premises, which inspections shall be attended by CAA representatives at the CAA’s discretion, by trained personnel designated by the Second Party and approved by the CAA. The roofs shall be physically checked for delaminating, warping, corrosion, and other kinds of failures. Any identified deficiencies shall be corrected as soon as possible. If a roof condition deteriorates to a point that regular maintenance is not sufficient, then the Second Party shall contact the CAA to arrange a meeting to discuss a long-term strategy with a possibility of total roof replacement. The CAA reserves the right to perform an independent inspection at any time during the Term to assess the condition of the roofs. If, as a result of its inspection, the CAA determines that roof-related action is required, then the Second Party shall remedy any identified deficiencies pursuant to this Subdivision.

4.

Paint. The paint on all exterior faces of the buildings and hangars shall be maintained in a clean and presentable condition. Due to the sensitivity of Airport operations to dust and FOD, the Second Party shall continuously monitor exterior faces for any cases of paint peeling or other kinds of failure. In addition to such monitoring, the Second Party shall perform bi-annual comprehensive inspections of the paint condition by trained personnel appointed by the Second Party and approved by the CAA, and CAA representatives shall be invited to attend such inspections. The inspection shall include checking for molds and moisture/water trapping in sensitive areas like corners, joints, or gutter bends. Any identified deficiencies shall be corrected as soon as possible. If the paint peeling becomes repetitive, then the Second Party shall contact the CAA to arrange a meeting to discuss a long-term strategy with a possibility of total building repainting. The CAA reserves the right to perform an independent inspection at any time during the Term to assess the condition of the paint. If, as a result of its inspection, the CAA determines that roof-related action is required, then the Second Party shall remedy any identified deficiencies pursuant to this Subdivision.

B.	The Second Party shall pay for all utility costs at and/or connected to the Leased Premises.

C.

The Second Party shall provide for the removal of ice and snow from the Leased Premises including ramp area(s), walks, apron(s) and automobile parking areas; the seeding, planting, and cutting of grass and shrubs; the prevention of erosion, and maintenance of drains; and any other services on the Leased Premises required by the Second Party for its operation.

D.	The Second Party shall provide all maintenance on the fuel facility during the entire period of time the Second Party has the use and occupancy of this facility.

E.

The degree of maintenance required of the Second Party by the CAA hereunder shall be equal to the same level as the CAA may require in its codes, regulations, and rules, promulgated from time to time relating to said or similar facilities and improvements, but only to the extent such requirements apply at the Airport and are applied uniformly at the Airport.

F.

Snow plowing and removal affecting the areas beyond the boundaries of the Leased Premises shall be subject to the direction of the CAA; provided that Second Party shall have no obligation to plow or remove snow outside the boundaries of the Leased Premises.

G.	The Second Party shall bear the entire cost and expense for any construction, maintenance, repair, and/or replacements made hereunder on the Leased Premises.

H.

All routine maintenance and repair work shall be done in a timely and diligent fashion and in a good and workmanlike manner, using materials of an equal or better quality than the originals, without demand, as and when the same is required, or upon reasonable demand of the CAA, whichever occurs first.

I.	Upon the termination of the Agreement, the Second Party shall deliver the Leased Premises to the CAA in a safe, clean, and fully operational and presentable condition, ordinary wear and tear excepted.

ARTICLE XVII – CAA TO MAINTAIN AIRPORT

A.

The CAA agrees to maintain and keep in reasonable repair the landing areas, paved areas, taxiways, vehicular ways, and other Airport areas, structures and other improvements on the Airport outside the Leased Premises, subject to availability of funds.

B.	The CAA understands and accepts the obligation, without limitation, to maintain the Airport for Aircraft operations pursuant to federal and state regulations.

C.	The CAA shall have no obligation for maintenance or repairs to any facilities or improvements on the Leased Premises or to the Leased Premises.

D.

Nothing herein contained shall require the CAA to enlarge the Airport or to make extensions, additions, or improvements to the landing areas, runways, taxiways, or other appurtenances of the Airport. Further, it is understood and agreed that the CAA may abandon certain common-use facilities that are no longer reasonably justified for proper and adequate operation of the Airport.

ARTICLE XVIII – LAWS AND REGULATIONS

A.

The Second Party agrees, at its expense, to observe, comply with, and conform to all laws, ordinances, rules, regulations, and policies of the United States government, the State of Connecticut and all agencies thereof, the municipalities in which the Airport resides, and the CAA, which are applicable to the Second Party’s operations or to the operation, management, or administration of the Airport and which are now in effect or may be promulgated from time to time during the Term.

B.

The Second Party agrees to send on a timely basis to the CAA, and display to the public, if required, copies of any and all permits, licenses, and other evidence of compliance with such laws, ordinances, rules, and regulations as set forth in Section A.

C.

The Second Party hereby recognizes the authority of the CAA’s designated representative in supervising the conduct of activities at the Airport and agrees to comply with the CAA’s designated representative’s rightful direction(s), which compliance is understood to be mandatory. The direction(s) may involve such matters as temporary relocation of parked Aircraft or other vehicles and equipment and temporary use of associated ramp areas. Disregard of said rightful directions shall be deemed to be a default under this Agreement and the CAA reserves the right to terminate this Agreement in accordance with the provisions of Article XXI hereof.

D.

The parties agree that the CAA and other interested regulatory agencies shall have the right to enter the Leased Premises at any time during emergency or crisis situations and at other reasonable times after due notice to the Second Party for inspection of its operations, facilities, and equipment, for any purpose necessary, incidental to, or connected with the performance by any such agency of its obligations or the exercise of its governmental functions. Inspections provided for hereinabove will include but not be limited to investigation as to compliance by the Second Party with federal and state regulations pertaining to building codes and repairs, safety, fire protection, sanitation, flight operations and maintenance, financial status and general bookkeeping, and Environmental Laws as these apply to the terms of this Agreement.

E.

The Second Party shall strictly and in all respects comply with the requirements of the Environmental Laws. Furthermore, the Second Party shall not store, generate, or use any Hazardous Substances at, on, or under the Leased Premises, in violation of applicable Environmental Laws.

The Second Party shall protect, indemnify, defend, and hold harmless the CAA and any of its officers, servants, employees, and agents and their respective heirs, legal representatives, successors, and assigns, from and against any and all loss, damage, cost, charge, lien, debt, fine, penalty, injunctive relief, claim, demand, expense, suit, order judgment, adjudication, liability, or injury to person, property or natural resources, including reasonable attorneys’ fees and consultants’ fees arising out of, attributable to, which may accrue out of, or which may result from (i) any violation or alleged violation of the Environmental Laws on the Leased Premises during the term of the Agreement by any person or entity or other source whether related or unrelated to the Second Party, except if said violation or alleged violation is by the CAA or an entity controlled by the CAA, or (ii) the release, emission, leaching, migration, or disposal or alleged release, emission, leaching, migration, or disposal of Hazardous Substances (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) in, on, under or over the Leased Premises by any person or entity or other source during the term of the Agreement, whether related or unrelated to the Second Party except if said disposal or alleged release, emission, leaching, migration, or disposal is by the CAA or by an entity controlled by the CAA.

All the Second Party’s obligations in this Section E, shall survive the expiration or earlier termination of this Agreement or any other agreement or action, including, without limitation, any consent decree or order, between the Second Party and any federal, state, or municipal government, or any department or agency thereof.

F.

Record Retention and Disclosure Related to Environmental Matters. The Second Party, for the period required by law or for ten (10) years following the date of termination of this Agreement, whichever is longer, shall maintain copies of all Records required by law to be generated by it with respect to environmental conditions on the Leased Premises which are the subject of this Agreement, and of all incidents impacting same (“Event”). For purposes of this Agreement, an Event shall include, but not be limited to, the discharge, spillage, uncontrolled loss, seepage, or infiltration, of oil, or petroleum, or chemical liquids or solid, gaseous products, or hazardous waste, or waste regulated under the Environmental Laws. Within twenty-four (24) hours following the occurrence of any Event, the Second Party shall notify the CAA of same in writing. Said notification to the CAA shall be in addition to, and not in lieu of, any and all other record keeping and reporting requirements imposed upon the Second Party by law. Upon written request by the CAA, the Second Party shall permit the CAA to inspect the Leased Premises and any and all Records required to be maintained hereunder, and promptly shall provide the CAA with such copies of same as the CAA may request in writing, at no cost to the CAA. The Second Party hereby waives any claim of privilege that may attach to said Records.

ARTICLE XIX – OPERATING REQUIREMENTS

A.

The Second Party, or others on behalf of the Second Party, shall arrange for refuse and waste from the Leased Premises to be removed from the Airport at the Second Party’s expense. Such arrangement and any subsequent change(s) shall be approved, in writing, in advance by the CAA to conform with but not be limited to the following conditions:

1.	No uncovered trash containers shall be stored at the Leased Premises.

2.

No vehicle used for hauling trash, dirt, or any other material shall be operated on the Airport unless such vehicle is constructed so as to prevent the contents thereof from dropping, sifting, leaking, or otherwise escaping therefrom.

3.

Areas to be used for trash or garbage containers shall be designated by the CAA and no other locations shall be used for that purpose without the CAA’s prior written approval. Such locations shall be at all times kept clean, neat, presentable, and sanitary, in the opinion of the CAA.

4.	The area approved for storage of waste materials for collection shall be kept clean, neat, and presentable in the opinion of the CAA, and no accumulations are to be allowed.

5.

Any arrangements for removal of waste, approved in accordance with the above requirements, shall be subject to modification or revocation by the CAA if deemed necessary by the CAA to accomplish the foregoing.

B.	The Second Party shall be responsible for measures to be taken to ensure safe conditions on the Leased Premises including but not limited to the following:

1.	Smoking is prohibited in all buildings on the Leased Premises and in the Airfield Area.

2.

The Second Party shall have the responsibility to supply, maintain in good working order, and recharge as necessary such adequate and readily accessible fire extinguishers on the Leased Premises as may be required by applicable law.

3.

The Second Party shall keep apron and/or ramp areas, used by the Second Party exclusively, or in its operation, clean and clear of oil, grease, and other materials held to be dangerous in the opinion of the CAA.

4.	The Second party shall not store or stock material in such a manner as to be unsightly or constitute a hazard to persons or property, in the opinion of the CAA.

5.

The Second Party shall not permit hazardous or unreasonably objectionable fumes, smoke, or odors apart from those experienced in normal aviation activity to reach areas above the surface of the land, and shall not permit any unsightly accumulation of boxes, barrels, packages, junk, trash, wrecks, garbage, debris, wastepaper, or other articles on the Leased Premises.

6.

The Second Party shall not, under any circumstances, allow fluids and/or chemicals and/or waste material of any kind to be drained, poured, distributed, discharged, dumped, disposed of, or placed on or under the surface of the Leased Premises. The Second Party shall arrange for removal of such material from the Airport at its own expense and in a manner approved by the CAA. The foregoing shall not be deemed to prohibit fuel from flowing through an approved and permitted fuel line.

C.

The Second Party agrees that all property, including but not limited to all vehicles, equipment, supplies, materials, and personal property, belonging to the Second Party, its employees, agents, customers, guests, suppliers, associates, invitees, Subtenant(s), and Concessionaire(s), shall not extend beyond or be placed or parked outside the Leased Premises.

D.

Notice is hereby given that the CAA shall not be liable for any labor or materials furnished or to be furnished to the Second Party, or any party claiming through it, upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of the CAA in and to the Leased Premises. The Second Party’s acts or omissions at or in connection with the Leased Premises shall not result in a mechanic’s or other lien being filed against the Leased Premises or the real property on which the Leased Premises is located. If any mechanic’s or other lien shall be filed against the Leased Premises, based upon any act, omission, or interest of the Second Party or of anyone claiming through the Second Party, then the Second Party shall cause such lien to be properly released and discharged, at no expense to the CAA, whether by payment, voluntary release, bond, deposit, order of a court of competent jurisdiction, or otherwise, within sixty (60) days after receiving notice of the filing of such lien. In the event that the Second Party has failed to do so within such sixty (60) day period, then the CAA may, at its sole option, pay the amount of such lien or discharge the same by deposit and the amount so paid or deposited shall be deemed additional rent reserved under this Agreement and shall be immediately due and payable from the Second Party. The Second Party shall defend, indemnify, and hold harmless the CAA from and against any and all such claims, liens, damages and charges, and all costs and expenses, including reasonable attorney's fees, incurred by the CAA in procuring the discharge or release of any such lien or in connection with any action or proceeding brought upon such lien.

E.

The Second Party, in its manner and method of conduct at the Airport, shall maintain the highest degree and standards of service, shall furnish prompt, courteous, and efficient service adequate to meet all reasonable requests therefor, and shall insure polite, inoffensive conduct, and demeanor on the part of its representatives, agents, servants, and employees.

F.

The Second Party shall, in providing the services under this Agreement, employ or permit the employment of only such personnel as will assure a high standard of service to the public and shall upon the request of the customer(s), make either individual or group investigations as to all reasonable complaints or comments. All Second Party personnel, while on or about the Airport, shall be clean, neat in appearance, and courteous at all times and shall be appropriately attired. No personnel employed by the Second Party, while on or about the Airport shall use improper language, act in a loud, boisterous, or otherwise improper way, or be permitted to solicit business in an inappropriate manner.

G.

The Second Party shall equip each of its vehicles operating on the Airport ramps with a flashing yellow beacon light capable of being turned on and off by the vehicle operator, and such vehicle operation shall be in accordance with the reasonable requirements of the CAA.

H.	The Second Party shall provide the necessary number, kind, and size of fire extinguishers required by the CAA or regulatory authorities on its ramp equipment and on the Leased Premises.

I.

The Second Party shall have all operators of vehicles and all vehicles registered with the CAA and will require all operators to be personally oriented with Airport Ramp Traffic Rules and Regulations. The CAA may inspect said vehicles on a random basis and may require the removal of any vehicles from the Airport found to be in noncompliance with Airport safety rules and regulations.

J.

All personnel employed by the Second Party shall show evidence of security clearance when in the Airport Operations Area, and any costs relating to the receipt of security clearance shall be borne by the Second Party. The CAA reserves the right to eject any personnel employed by the Second Party from the Airport Operations Area for noncompliance with the Airport operating regulations, and in such event the CAA reserves the right at its sole discretion to revoke said personnel's security clearance.

K.	The Second Party shall not:

1.	Erect, construct, paint, or place any signs, advertisements, or displays upon any portion of the Airport, other than the Leased Premises, without prior written consent of the CAA.

2.

Do or permit to be done anything which may interfere with the effectiveness or accessibility of utility, heating, ventilating, or air conditioning systems or portions thereof within the Leased Premises, or hinder police, fire fighting, or other emergency personnel in the discharge of their duties.

3.	Overload any floor, wall, or ceiling within the Leased Premises in excess of engineering load ratings or the State building code.

4.

Do or permit to be done any act or thing within the Leased Premises which will invalidate, suspend, or increase the rate of any fire or casualty insurance policy required under this Agreement, or carried by the CAA, covering the Leased Premises, or which, in the opinion of the CAA, may constitute a hazardous condition that will increase the risks normally attendant upon the operations contemplated under this Agreement.

5.	Use or allow the Leased Premises to be used for any improper, immoral, unlawful, or objectionable purposes.

ARTICLE XX – DEFAULT

A.

In the event of the failure of the Second Party to pay the rates, fees, and/or charges or to comply with the terms and conditions hereof, the CAA may elect to terminate the Second Party’s rights under this Agreement and re-enter and take possession of the Leased Premises, provided that prior to any such termination, the CAA shall give the Second Party Official Notice stating the nature of the default in order to permit such default to be remedied by the Second Party on or before the expiration of sixty (60) days after receipt of Official Notice of such default from the CAA, or such longer period as shall be applicable under Article XXI, Section B. If, upon lawful re-entry, there remains any personal property of the Second Party or of any other person upon the Leased Premises, then the CAA may, but without obligation to do so, remove said personal property and hold it for the owners thereof or may place the same in a public garage or warehouse, all at the expense and risk of the owners thereof, and the Second Party shall reimburse the CAA for any expense incurred by the CAA in connection with such removal and storage. The CAA shall have the right to sell such stored property, provided that it shall give the Second Party not less than thirty (30) days written notice, in advance, that it intends to conduct such a sale, and provided further that the Second Party does not cure the default before the sale. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, and third to the payment of any other amounts which may then be due from the Second Party to the CAA under this Agreement, and the balance, if any, shall be paid to the Second Party.

B.

In the event the CAA is obligated to participate in any court proceedings in order to enforce any of its rights under this Agreement or to collect its rates, fees, and/or charges, the CAA, if successful, shall be entitled to an additional amount in such sum as any court having competent jurisdiction shall determine as a reasonable attorney’s fee. In the event the Second Party is obligated to participate in any court proceedings in order to enforce any of its rights under this Agreement, the Second Party, if successful, shall be entitled to an additional amount in such sum as any court having competent jurisdiction shall determine as a reasonable attorney’s fee.

ARTICLE XXI -TERMINATION OF AGREEMENT

A.

Termination. This Agreement may be terminated by the non-defaulting party on not less than sixty (60) days Official Notice in the event of a default by either party in the performance of its covenants and obligations under this Agreement, which default shall remain uncured for sixty (60) days after written notice of such default has been given by the party claiming default or such longer period as shall be applicable under Article XXI, Section B. Violations of the terms of this Agreement by the Second Party which remain uncured after the expiration of all applicable notice and cure periods, shall be considered reasonable cause for the CAA to terminate.

B.

Proceeding to Cure. The provisions of Articles XX and XXI, Section A notwithstanding, no breach of this Agreement shall result in termination as long as the Second Party shall be reasonably proceeding in good faith from the time it receives actual written notice of such breach to cure the same diligently and in good faith and shall accomplish such cure within sixty (60) days after Official Notice. If the default cannot reasonably be cured within said sixty (60) days, then the Second Party must request an extension of the cure period by Official Notice for up to a maximum of an additional sixty (60) days. The extension shall be subject to the CAA’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

C.

Bankruptcy. If the Second Party is declared insolvent or adjudicated as bankrupt by competent authority, then this Agreement is automatically null and void, and except for liabilities incurred prior to such action, all rights and responsibilities shall likewise cease. This subsection is subject to the mortgagee protections as detailed in Article XXVII.

D.

No Waiver. The receipt of any payment by the CAA, with knowledge of any breach of this Agreement by the Second Party or of any default on the part of the Second Party in the compliance with the terms and conditions hereof, shall not be deemed to be a waiver by the CAA of any provision of this Agreement. If the Second Party makes any payment of any amount less than that due hereunder, then the CAA, without notice, may accept the same as a payment on account; the CAA shall not be bound by a notation on any check involving such payment, nor any statement in any accompanying letter. The failure on the part of either party to enforce any covenant or provision herein contained, or any waiver of any right thereunder by a party, unless in writing, shall not discharge or invalidate such covenant or provision or affect the right of the party to enforce the same in the event of any subsequent breach or default. The receipt by the CAA of any sum of money or other consideration hereunder paid by the Second Party after the termination of this Agreement, or after the giving by the CAA of any notice hereunder to effect such termination, shall not reinstate, continue, or extend the Term, or destroy, or in any manner impair the efficiency of any such notice of termination as may be given hereunder by the CAA to the Second Party prior to the receipt of any such sum of money or other consideration, unless otherwise herein provided or so agreed to in writing and signed by the CAA.

E.

Condemnation - Notwithstanding any other provision of this Agreement, in the event of any taking or condemnation by any governmental agency of all or any portion of the Leased Premises demised hereunder, the Second Party shall only be entitled to such compensation as provided by then current law, or as provided by a court of competent jurisdiction.

ARTICLE XXII - FORCE MAJEURE

A.

In the event that the CAA or the Second Party shall be delayed, hindered in, or prevented from the performance of any act required under this Agreement by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war, pandemic, or other contingencies beyond the reasonable control of such party, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, unless the event causing such delay is attributable to any failure by the party seeking the benefit of this Article XXII to perform any of its obligations under this Agreement.

ARTICLE XXIII – PROPERTY RIGHTS ON TERMINATION

A.

At the termination of this Agreement, title to all buildings and structures existing at the date hereof or constructed hereafter on the Leased Premises shall remain in the CAA, and all fixtures attached to the Leased Premises or to buildings or structures on the Leased Premises shall become the property of the CAA.

B.

At the termination of this Agreement, the Second Party shall have the right to remove from the Airport all property not covered by Section A of this Article which the Second Party owns or acquired for operations at the Airport under this Agreement including, without limitation, all Aircraft, operating equipment, tools, furniture, furnishings, merchandise, and other items of a temporary or removable character but excluding any fuel storage and/or associated equipment existing on the Leased Premises as of the date of this Agreement or installed upon the Leased Premises pursuant to this Agreement.

C.

The Second Party shall have the right, exercisable at any time during the Term and all renewals and extensions thereof, and for a further period of fifteen (15) days thereafter, to remove from the Leased Premises property removable under the provisions of Section B, whether or not affixed to the realty, at any time installed in the Leased Premises by the Second Party at its expense under this Agreement. The Second Party shall repair any damage to the Leased Premises resulting from such removal. The Second Party shall not be liable for rent or be deemed a tenant holding over by reason of the fact that it allows any such property to remain on the Leased Premises after the expiration of the Term or any renewal or extension thereof, but all of such property which is not removed within a period of fifteen (15) days following the end of the Term and all renewals and extensions thereof shall be deemed to have been abandoned to the CAA and shall remain upon and be surrendered with the Leased Premises as part thereof.

ARTICLE XXIV – COMPLIANCE WITH ADMINISTRATIVE, REGULATORY, AND STATUTORY REQUIREMENTS

The Second Party shall comply with the applicable Administrative, Regulatory, and Statutory Requirements specified in Attachment A, attached hereto and made a part hereof. The CAA reserves the right to amend the contents of Attachment A in accordance with any future changes in the applicable Federal and State statutes, regulations, and executive orders.

ARTICLE XXV - COVENANTS WITH RESPECT TO THE UNITED STATES OF AMERICA

A.

This Agreement shall be subordinate to the provisions of any existing or future agreement entered into between the CAA and the United States to obtain federal aid for the improvement and maintenance or operation of the Airport.

B.

In the event that a national emergency shall arise, as a result of which the federal government shall take possession of the Airport, it is agreed by the parties hereto that the CAA shall not be held liable or responsible or subject to any claims by the Second Party as a result of said action by the federal government.

C.

It is further agreed that the CAA, at its sole discretion, may suspend this Agreement during such time as the federal government shall retain possession of the Airport, or may terminate this Agreement forthwith. In the event of such termination, all rights and responsibilities of the said parties hereto shall immediately cease, except for liabilities incurred before termination.

ARTICLE XXVI – ASSIGNMENT, SUBLETTING, AND ENCUMBERING

A.	This Agreement shall be binding upon and shall insure to the benefit of the CAA and the Second Party and their respective successors and assigns.

B.

Subletting. CAA hereby acknowledges and consents to the Second Party’s subletting of the Premises for the purpose of renting hangars for aircraft storage (including ancillary office space and maintenance space), provided that each sublease is evidenced by a written agreement executed by the Second Party and Subtenant, which is made subject to a mutually agreeable Master Landlord Sublease Consent Form acknowledged by the CAA. CAA’s consent to the Master Landlord Sublease Consent shall not be unreasonably delayed, conditioned or withheld.

C.

Assignment. Second Party agrees that it will not, without the prior written consent of CAA, which consent shall not be unreasonably withheld or delayed; sell, convey, transfer, or assign (collectively “Assign” or “Assignment”) this Agreement or any part thereof, or any rights hereunder except as specifically provided in Section D herein.

D.

Assignment to Affiliate. Notwithstanding Section C above, Second Party shall have the right to assign this Agreement, or sublet the Leased Premises or any portion thereof, without the consent of the CAA, to any entity which is a parent or subsidiary of the Second Party (collectively “Second Party Affiliate”). Second Party or its successor in interest shall give the CAA written notice of any such assignment of this Agreement to a Second Party Affiliate within thirty (30) days of said assignment.

E.

Subject to Article XXVII of this Agreement, any mortgage, pledge, hypothecation, encumbrance, transfer, sublease, or assignment of the Second Party’s interest in this Agreement or any part or portion thereof (hereinafter in this Article referred to collectively as “Encumbrance”), shall first be approved, in writing, by the CAA. Failure by the Second Party to obtain prior written approval of any Encumbrance will render such Encumbrance void. However, such written approval by the CAA shall not be unreasonably withheld nor decision delayed.

F.

Approval by the CAA of any Encumbrance shall not constitute or be considered to be a waiver of any of the terms, covenants, or conditions of this Agreement. Such terms, covenants, or conditions shall apply to each Encumbrance hereunder and shall be severally binding upon each party thereto.

G.	Each request made by or on behalf of the Second Party in compliance with Section B for such written approval shall be subject to the following requirements:

1.         Any document to be used to create an Encumbrance shall be submitted to the CAA by Official Notice not less than forty-five (45) business days prior to the effective date specified therein.

2.         Any document to be used to create an Encumbrance shall expressly provide that same is subject to all of the provisions of this Agreement.

3.         The Second Party shall supply to the CAA the information necessary for the CAA to conduct background investigations of persons or firms who may become beneficiaries of any Encumbrance for which approval is requested.

H.	The CAA may withhold, at its sole reasonable discretion, approval of any Encumbrance for the existence of, but not limited to, the following conditions:

1.

The Second party or any of its successors or assigns are in default in any term, covenant, or condition of this Agreement, whether notice of default has or has not been given by the CAA to the Second Party.

2.

The prospective beneficiary of the Encumbrance has not agreed under the provisions of the Encumbrance document to keep, perform, and be bound by all the terms, covenants, and conditions of this Agreement if such beneficiary becomes the tenant under this Agreement.

3.	All the material terms, covenants, and conditions of the Encumbrance, including the consideration therefore of any and every kind, have not been revealed in writing to the CAA.

I.

The Encumbrance of any direct or indirect ownership interest in the Second Party in the aggregate exceeding twenty-five percent (25%) of the ownership interest in the Second Party shall be deemed an assignment within the meaning of this Agreement.

J.

No beneficiary of any Encumbrance shall have the right to further transfer its benefits or obligations received under the provisions of this Article. Notwithstanding the foregoing, the CAA hereby acknowledges and agrees that each Lender (defined below in Article XXVII, Section A) shall have the right, from time to time, to transfer and assign all of its rights and/or obligations under each of the documents used to create the Encumbrance, with the consent of the CAA which consent shall not be unreasonably withheld or delayed. If the transfer or assignment by such Lender is in connection with a securitization or creation of a participating loan, then the CAA’s reasonable consent shall only be required to the lead lender or administrative agent or trustee (other than a permanent lender which has already been consented to by the CAA) and not each participant in such financing.

K.

Any request for approval to sublet the Leased Premises to a Subtenant or allow a Concessionaire to operate on or from the Leased Premises shall strictly conform to the provisions of Article VIII, Section C of this Agreement.

L.	The Second Party shall enforce the terms and conditions of each sublease or Subtenant agreement against the respective Subtenant or Concessionaire.

ARTICLE XXVII - LEASEHOLD MORTGAGE

A.

Second Party shall have the right at any time to mortgage (or encumber by deed of trust or deed to secure debt or similar lien) all but not less than all of its leasehold interest as created in this Agreement; provided, however, that (1) CAA has consented to the identity of the holder of such mortgage and the form of such mortgage, and (2) all proceeds of said mortgage shall be used solely for expenses related to and/or improvements to the Leased Premises (including, without limitation, interest, costs and expenses of such financing). Any such mortgage or similar lien on Second Party’s leasehold estate created under this Agreement is hereinafter called an “Approved Leasehold Mortgage” and the holder thereof an “Approved Leasehold Mortgagee”. The provisions of this Article shall be applicable to mortgages of Second Party’s right, title, and interest under this Agreement entered into by Second Party.

B.

In the event Second Party, at any time or from time to time, does mortgage, hypothecate, or pledge this Agreement and the leasehold estate created hereby and the interest of Second Party in and to this Agreement, such Approved Leasehold Mortgage shall expressly provide that the Approved Leasehold Mortgage and the rights of the Approved Leasehold Mortgagee are and shall be subject and subordinate to all the terms, provisions, and conditions of this Agreement and any lien or encumbrance which is senior to this Agreement, and that nothing contained in such Approved Leasehold Mortgage (or in any document or instrument executed or delivered in connection therewith) shall be deemed to amend, modify, or alter any of the terms, covenants, or conditions of this Agreement and neither the Second Party nor the Approved Leasehold Mortgagee shall have any greater rights than those expressly granted to the Second Party in this Agreement. CAA shall, within a reasonable period of time following its receipt of written notice from the Second Party, execute a commercially reasonably instrument consenting to such Approved Leasehold Mortgagee and the form of Approved Leasehold Mortgage, provided, however, that CAA shall be under no obligation to agree to anything in or in connection with such consent that does or can be deemed to amend, modify, or alter the terms, covenants, and restrictions contained in this Agreement. In no event shall CAA be obligated to recognize any right, title, or interest of an Approved Leasehold Mortgagee in this Agreement (other than its rights under this Article), whether arising by way of foreclosure or otherwise, unless such Approved Leasehold Mortgagee shall first have cured all curable defaults as described in the provisions of this Article set forth below (in which event, CAA will recognize such Approved Leasehold Mortgagee’s right, title, and interest in this Agreement as a successor to Second Party).

C.

So long as Second Party’s interest under this Agreement is subject to any Approved Leasehold Mortgage, CAA will not exercise any right, power, or remedy with respect to any default hereunder, and no notice to Second Party of any such default and no termination of this Agreement in connection therewith shall be effective, unless CAA shall have given to the Approved Leasehold Mortgagee written notice or a copy of its notice to Second Party of such default or any such termination, as the case may be, and the conditions set forth in Section (c) shall have been fulfilled. Except as otherwise expressly provided herein, no Approved Leasehold Mortgagee shall be deemed to have assumed or to be bound to perform the obligations of the Second Party hereunder by reason of having acquired an interest in Second Party’s leasehold estate hereunder for security purposes. Any Approved Leasehold Mortgagee (or any designee or assignee thereof approved by the CAA, which approval shall not be unreasonably withheld) may acquire or succeed to the estate of the Second Party hereunder by reason of foreclosure or similar remedial action or upon transfer of such leasehold estate in lieu of foreclosure, and upon so acquiring or succeeding shall assume the obligations of the Second Party accruing hereunder during the period when Approved Leasehold Mortgagee holds possession of the Leased Property or owns Second Party’s leasehold estate therein. CAA agrees that an Approved Leasehold Mortgagee or any such designee may sell, assign, or otherwise dispose of the Second Party’s leasehold interest hereunder to which it has so succeeded or which it has so acquired provided that such Approved Leasehold Mortgagee obtained the prior written consent of the CAA to such disposition, transfer, sale, or assignment, which shall not be unreasonably withheld, conditioned, or delayed, and following such approved sale, assignment, or disposition, such Approved Leasehold Mortgagee or such designee shall be released from all obligations and liabilities of Second Party whatsoever arising under this Agreement, notwithstanding anything in this Agreement to the contrary. So long as any Approved Leasehold Mortgage shall remain in effect, this Agreement may not be amended, modified, or changed (other than amendments, modifications, and changes expressly contemplated by this Agreement), nor may the leasehold estate created hereby be surrendered without the prior written consent of the Approved Leasehold Mortgagee and any such attempted amendment, modification, or surrender, without such consent, shall be void.

D.

CAA will not exercise any right, power, or remedy with respect to any Event of Default hereunder unless: (i) an Event of Default shall have occurred that is then susceptible of being cured by an Approved Leasehold Mortgagee without obtaining possession of the Leased Premises and any Approved Leasehold Mortgagee shall not, within ten (10) days after the giving by CAA to such Approved Leasehold Mortgagee of notice of such Event of Default, have paid or caused to be paid such rent or other sum, or cured or caused to be cured such other default or (if such other default cannot with diligence be cured within ten (10) days) commenced to cure or cause the cure of such other default and proceeded to cure the same thereafter with diligence and continuity such that the same is cured within sixty (60) days after the date of such notice from CAA to the Approved Leasehold Mortgagee, or (ii) an Event of Default (other than any Event of Default described in clause (i) above) shall have occurred and either: (x) any Approved Leasehold Mortgagee, within ten (10) days after the giving by CAA of notice of such Event of Default, shall not have given written notice to CAA that such Event of Default cannot be remedied without obtaining possession of the Leased Premises, or any Approved Leasehold Mortgagee shall have given such notice to CAA but shall not, within sixty (60) days after the giving of such notice of an Event of Default by CAA, have commenced foreclosure or other proceedings for the purpose of acquiring the Second Party’s interest in this Agreement and thereafter diligently prosecuted the same with continuity, or (y) any Approved Leasehold Mortgagee shall not have paid or caused to be paid all rent and other sums payable under this Agreement as and when due (subject to extension on account of the cure period provided in clause (i) above), or (z) any Approved Leasehold Mortgagee or any other purchaser of Second Party’s interest under this Agreement in accordance with the terms, conditions, and restrictions contained in this Agreement, within a reasonable time after the acquisition of such interest, shall not have cured all defaults hereunder that are susceptible of being cured by it.

E.

In the event that the Second Party shall fail to make any payment or perform any act required hereunder to be made or performed by the Second Party, then any Approved Leasehold Mortgagee may, but shall be under no obligation to, make such payment or perform such act with the same effect as if made or performed by the Second Party hereunder.

F.

If this Agreement shall be rejected or disaffirmed pursuant to any bankruptcy law or other law affecting creditors’ rights, then at the first senior Approved Leasehold Mortgagee’s option, CAA will enter into a new lease of the Leased Premises created by this Agreement with the Approved Leasehold Mortgagee not less than thirty (30) nor more than sixty (60) days after the request of such Approved Leasehold Mortgagee referred to below, for the remainder of the term of this Agreement effective as of the date of such rejection or disaffirmance, upon all the same terms and provisions as contained in this Agreement, provided that (i) such Approved Leasehold Mortgagee makes a written request to CAA for such new Agreement within thirty (30) days after the effective date of such rejection or disaffirmance, as the case maybe, and such written request is accompanied by a copy of such new lease, duly executed and acknowledged by the Approved Leasehold Mortgagee and (ii) such Approved Leasehold Mortgagee cures all curable defaults under this Agreement which can be cured without taking possession of the Leased Premises and pays to the CAA all rent (subject to clause (g)) which would, at the time of such execution and delivery, be due and payable by the Second Party under this Agreement including, without limitation, interest thereon, without regard to rejection or disaffirmance. Notwithstanding anything to the contrary contained in this Agreement, in the event that CAA and such Approved Leasehold Mortgagee enter into a new lease pursuant to this paragraph, any property of the prior lessee which would revert to the CAA upon termination of this Agreement, together with all right, title and interest of the Second Party in any subleases entered into in accordance with the terms, covenants and restrictions contained in this Agreement shall not revert to CAA but shall be and become the property of such Approved Leasehold Mortgagee for the term of such new lease (and all such property and interest shall revert to the CAA following the expiration or sooner termination of such new lease). Any new lease made pursuant to this Section shall have the same priority with respect to any other interest in the Leased Premises (or portion thereof covered by such new ground lease, as applicable) as this Agreement. Nothing contained herein shall be deemed to limit or affect CAA’s interest in and to such property and all subleases existing upon the expiration of the term of the replacement lease. The provisions of this Section shall survive the rejection or disaffirmance of this Agreement and shall continue in full force and effect thereafter to the same extent as if this Section were a separate and independent contract made by CAA, the Second Party and each Approved Leasehold Mortgagee and, from the effective date of such rejection or disaffirmance of this Agreement to the date of execution and delivery of such new lease, the applicable Approved Leasehold Mortgagee may use and enjoy the leasehold estate created by this Agreement without hindrance by CAA, subject, however, to the terms, covenants, restrictions and provisions of this Agreement.

G.

If any Approved Leasehold Mortgage is in effect (i) CAA will not accept a voluntary surrender of this Agreement from the Second Party and (ii) the Agreement shall not be modified in any material respect relating to the Leased Premises without the prior written consent of the Approved Leasehold Mortgagee. The provisions of this Section are for the benefit of the Approved Leasehold Mortgagee and may be relied upon and shall be enforceable by the Approved Leasehold Mortgagee.

H.

If at any time there is more than one Approved Leasehold Mortgage in existence, the following provisions shall govern: (i) any consent by or notice to Approved Leasehold Mortgagee shall refer to only the most senior Approved Leasehold Mortgagee; (ii) only the most senior Approved Leasehold Mortgagee may exercise all rights of an Approved Leasehold Mortgagee hereunder (to the exclusion of any junior Approved Leasehold Mortgagees); (iii) if the most senior Approved Leasehold Mortgagee declines to exercise its rights, then the next most senior Approved Leasehold Mortgagee of whom CAA has received written notice required pursuant to this Section, may exercise the rights, in order of priority. Any dispute among the Approved Leasehold Mortgagees regarding priority shall be determined by a title insurance company licensed in the state where the Leased Premises are located. Neither the title insurance company nor CAA shall have any liability to the Second Party or to any Approved Leasehold Mortgagee for any such determination.

I.

If the Second Party does not timely exercise any options or rights granted to it hereunder, including but not limited to any options to extend the term of this Agreement or any rights of first refusal or of first offer (provided that the foregoing is not a grant of said rights if they are not expressly granted elsewhere in this Agreement), then CAA shall promptly notify the Approved Leasehold Mortgagee, who shall then have up to ten (10) business days following such notification to exercise such right. Approved Leasehold Mortgagee may exercise such right even if there is an Event of Default under this Agreement.

J.

So long as any Approved Leasehold Mortgage remains outstanding, the fee title to the Leased Premises and the leasehold estate created by this Agreement shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the CAA, the Second Party, or a third party, by purchase or otherwise.

K.

Upon the written request of the Second Party, any Approved Leasehold Mortgagee, or any prospective Approved Leasehold Mortgagee, CAA, promptly (but not later than thirty (30) days after written request by the Second Party), will execute, acknowledge, and deliver a certificate acknowledging the following:

(1)          A description of the Leased Premises;

(2)          The commencement date and expiration date of the Agreement;

(3)          Options to extend the Term, if any, and whether any such options have been exercised;

(4)          Any other options or rights, if any, such as options to purchase or rights of first offer or refusal, and whether any such options have been exercised;

(5)          The date through which fixed rent has been paid;

(6)          The amount of fixed rent, any other rents, and pass throughs costs and expenses that are payable by the Second Party;

(7)          CAA has no knowledge of any offsets or defenses to the Second Party’s obligation to pay sums due to CAA under the Agreement;

(8)          The Agreement is unmodified and in full force and effect (or if there have been modifications, the Agreement is in full force and effect as modified, and stating the modifications);

(9)          No notice of default has been delivered by CAA to Second Party that has not been cured, and to the best of CAA’s knowledge, no default exists (or if there has been any notice given or a default exists, describing the notice or default) under the Agreement;

(10)        The amount of any security deposit or letter of credit held as security;

(11)        The amount of any additional escrows or deposits held by CAA;

(12)        No notice of default has been delivered by the Second Party to CAA that has not been cured, and to the best of CAA’s knowledge, no default exists (or if there has been any notice given or a default exists, describing the notice or default) under the Agreement;

(13)        Neither CAA nor Second Party has assigned or sublet the Agreement (or if there has been any assignment or subleasing, stating the assignment or subleasing); and

(14)        CAA has not received written notice of any pending condemnation or eminent domain proceeding concerning the Leased Premises.

L.

A standard mortgagee clause naming Approved Leasehold Mortgagee shall be added to all insurance policies required to be carried by the Second Party hereunder. The Second Party shall not amend any insurance policies without the prior written consent of CAA and the Approved Leasehold Mortgagee. The Approved Leasehold Mortgagee shall have the right to participate in the adjustment of losses with any insurance company with respect to any damage or destruction of the Leased Premises or the Improvements. The Approved Leasehold Mortgagee shall have the right to supervise and control the receipt, disbursement, and application of all insurance proceeds in accordance with the terms of the Approved Leasehold Mortgage and this Agreement.

M.

Approved Leasehold Mortgagee is an intended third-party beneficiary to this Article. As third-party beneficiaries, they are entitled to the applicable rights under and may enforce this Article as if it were a party thereto.

N.

If there is a taking during the Term of all or any part of the Leased Premises for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among CAA, the Second Party, and those authorized to exercise such right, then Approved Leasehold Mortgagee shall have the right to participate in any condemnation proceedings and settlement discussions and shall have the right to supervise and control the receipt and disbursement of all condemnation awards payable to the Second Party. The Second Party’s share of any condemnation award, as provided in Article XXI(E) of this Agreement, shall be disposed of as provided for by the Approved Leasehold Mortgage, subject to the provisions of such Article XXI(E).

ARTICLE XXVIII – NOTICE OF LEASE TO BE RECORDED

The Second Party shall record a “Notice of Lease” for this Agreement, including any supplements hereto and all renewals thereof, if any, in the land records of the Town of Windsor Locks, at no expense to the CAA, and the recording shall be done immediately upon notification that the fully executed and approved document(s) is/are ready to be recorded. Failure of the Second Party to record the document(s) as specified herein shall be sufficient grounds for the CAA to terminate this Agreement without notice.

ARTICLE XXIX - MISCELLANEOUS COVENANTS

A.

The CAA agrees that, on payment of the rent and other fees and performance of the covenants, conditions, and agreements on the part of the Second Party to be performed hereunder, the Second Party shall peaceably have and enjoy the Leased Premises and all the rights and privileges of the Airport, its appurtenances and facilities granted herein.

B.

Nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308(a) of the Federal Aviation Act of 1958, as amended, and as set forth in Federal Aviation Advisory Circular No. AC150/5190-6, as revised, supplemented or amended. The Second Party agrees that the privileges granted by this Agreement are not exclusive and that the CAA shall have the right to deal with and perfect arrangements with any other person, corporation, or company; provided however, that any other or future agreement for the same operation(s) shall not be on terms or conditions more favorable than those granted to the Second Party.

C.	The waiver of the default of any covenant or condition herein contained shall not be construed as the waiver of such covenant or condition or any subsequent default thereof.

D.	This Agreement shall not be amended except in writing signed by both parties hereto.

E.	Nothing in this Agreement shall be deemed to create, as between the CAA and the Second Party, any partnership, joint venture, or agency relationship.

ARTICLE XXX - MINIMUM STANDARDS

Notwithstanding anything in this Agreement to the contrary, the Second Party shall comply with the terms and conditions of the Airport’s Minimum Standards, as the same may be amended from time to time. The Second Party, by executing this Agreement herby acknowledges receipt of a copy of the Airport’s Minimum Standards dated June 16, 2011.

CAA shall at all times enforce the published Minimum Standards and shall at no time during the Term take any action with respect thereto which will place the Second Party at a competitive disadvantage.

ARTICLE XXXI – NOTICES

Routine communications between the parties relating to this Agreement may be conducted via email, telephone, or other similar instantaneous communication method.

Except as provided for otherwise herein, all Official Notices, which is understood to mean, but not be limited to, any request, demand, authorization, direction, waiver, and/or consent of the party (ies) as well as any document(s) provided, permitted, or required for the making or ratification of any change, revision, addition to or deletion from this Agreement, shall be made in writing, contain complete and accurate information in sufficient detail to properly and adequately identify and describe the subject matter thereof, and shall be deemed to have been duly given and binding upon the receiving party if (i) delivered in person, or (ii) delivered by the U.S. Postal Service, “Certified Mail”, or (iii) placed with a recognized express delivery service that provides for tracking, and is addressed as follows, all with a copy emailed to the recipient:

When the CAA is to receive such notice -

Executive Director

Connecticut Airport Authority

Bradley International Airport

Terminal A, 3rd Floor

Windsor Locks, Connecticut 06096

kdillon@ctairports.org

- with a copy to –

General Counsel

Connecticut Airport Authority

Bradley International Airport

Terminal A, 3rd Floor

Windsor Locks, Connecticut 06096

mstone@ctairports.org

When the Second Party is to receive such notice -

BDL Hangars LLC

c/o Sky Harbour

136 Tower Road, Suite 205

Westchester County Airport

White Plains, NY 10604

Attn: Alex Saltzman, Chief Operating Officer

Attn: Alison Squiccimarro, In-House Counsel

With a copy to:

Neil Szymczak

Sky Harbour

3851 NW 145th St

Opa-locka, FL 33054

The parties may subsequently agree, in writing, to designate alternate persons (by name, title, and affiliation) to which such Official Notice(s) is (are) to be addressed; and/or alternate locations to which the delivery of such notice(s) is (are) to be made, provided such subsequent agreement(s) is (are) concluded pursuant to the adherence to this specification.

ARTICLE XXXII - AIRPORT SECURITY IDENTIFICATION

All persons working at any CAA property are required to have and properly display at all times an individual, valid, Airport Security Identification Badge (ID Badge). The ID Badge will be issued upon the successful completion of a criminal history records check and training/testing program, all administered by CAA personnel. The cost per person is Fifty Dollars ($50), which amount is subject to change without notice. Persons with felony convictions will be evaluated on an individual basis.

The Second Party agrees to assign at least one individual, to a maximum of three individuals, to act as authorized supervisor for the Agreement. This individual shall be required to sign an authorized supervisor agreement, which terms include, but are not limited to, the immediate return of terminated or transferred employee’s ID Badges, limiting dissemination of security-related information, and payment of any applicable federal or state penalty. A penalty of One Hundred Dollars ($100) shall be charged to the Second Party for any ID Badge not returned for any terminated or transferred employee. Up to Eleven Thousand Dollars ($11,000) per occurrence shall be charged to the Second Party for any individual employee’s failure to comply with control access through a secured door. The amounts of the penalties stated herein are subject to change without notice.

The CAA reserves the right to suspend and/or terminate security privileges of the Second Party’s employees pending investigation for allegedly being in violation of any security regulations. Security privileges for the Second Party as a whole may also be suspended and/or terminated for failure to comply with security regulations. There is a charge for the reinstatement of suspended ID Badges, as well as for the replacement of lost ID Badges, which are subject to change from time to time.

All of the Second Party’s employees must display their ID Badge on the outermost garment above the employee’s waist at all times while they are on CAA property. The Second Party must notify its employees that as they add or remove articles of clothing, such as overcoats, jackets, sweaters, etc., they must reposition the ID Badge to the outermost garment so that it is clearly visible at all times.

ARTICLE XXXIII - TAX LIABILITY

The Second Party is responsible for determining its tax liability. If the Second Party purchases materials using the “Contractor’s Exempt Purchase Certificate,” (“CERT-141”) which is available from the Department of Revenue Services at https://portal.ct.gov/DRS/Sales-Tax/Exemption-Certificates, then it acknowledges and agrees, pursuant to Article VI, Section R, that title to such materials installed upon the Leased Area will vest in the CAA simultaneously with passage of title from the retailers thereof, and the Second Party will have no property rights in the material purchased.

ARTICLE XXXIV – COMPLETE AGREEMENT

This Agreement shall constitute the entire agreement between the parties hereto and no other previous communications, representations, or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof shall be binding upon either party hereto unless, in writing, signed by both parties hereto; and nothing contained in the terms or provisions of this Agreement shall be construed as waiving or impairing any of the rights of the CAA under the laws of the State of Connecticut.

If any part of any provision of this Agreement or any other agreement, document, or writing given pursuant to or in connection with this Agreement shall be declared to be invalid or unenforceable under Applicable Law by a court or agency having jurisdiction over the subject matter, then said part shall be ineffective to the extent of such invalidity only, and the remaining terms and conditions shall be interpreted in such a manner so as to give the greatest possible effect of the original intent and purpose of the Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties to this Lease and Operating Agreement for the operation of a Specialized Aviation Service Operator at Bradley International Airport do hereby set their hands on the day and year indicated.

CONNECTICUT AIRPORT AUTHORITY

BY:______________________________	__________________
Kevin A. Dillon, A.A.E.	DATE
Executive Director

BDL HANGARS LLC

BY:_______________________________	__________________
NAME:	DATE
TITLE: